Exhbit 4.8

                        $675,000,000 TERM LOAN FACILITIES
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                  by and among

                           ARCH WESTERN RESOURCES, LLC

                                       and

                            THE LENDERS PARTY HERETO

                                       and

                          PNC BANK, NATIONAL ASSOCIATION,

                             as Administrative Agent

                                       and

                               JPMORGAN CHASE BANK,

                              as Syndication Agent

                                       and

                                CITIBANK, N.A.,

                         CREDIT LYONNAIS NEW YORK BRANCH,

                                       and

                          U.S. BANK NATIONAL ASSOCIATION


                             as Documentation Agents



                           Dated as of April 18, 2002



================================================================================

                          J.P. MORGAN SECURITIES INC.

                                       and

                            PNC CAPITAL MARKETS, INC.,

                     as Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

Section                                                                                                       Page


1.       CERTAIN DEFINITIONS......................................................................................1
         1.1      Certain Definitions.............................................................................1
         1.2      Construction...................................................................................24
                  1.2.1    Number; Inclusion.....................................................................24
                  1.2.2    Determination.........................................................................24
                  1.2.3    Administrative Agent's Discretion and Consent.........................................24
                  1.2.4    Documents Taken as a Whole............................................................24
                  1.2.5    Headings..............................................................................24
                  1.2.6    Implied References to This Agreement..................................................25
                  1.2.7    Persons...............................................................................25
                  1.2.8    Modifications to Documents............................................................25
                  1.2.9    From, To and Through..................................................................25
                  1.2.10   Shall; Will...........................................................................25
         1.3      Accounting Principles..........................................................................25


2.       TERM LOAN FACILITY......................................................................................26
         2.1      Commitments....................................................................................26
                  2.1.1    Tranche A Commitment..................................................................26
                  2.1.2    Tranche B Commitment..................................................................26
         2.2      Nature of Lenders' Obligations with Respect to Term Loans......................................26
         2.3      Noteless Agreement; Evidence of Indebtedness...................................................27
         2.4      Use of Proceeds................................................................................27
         2.5      Request to Select Interest Rate Options........................................................27
         2.6      Required Payments..............................................................................28


3.       INTEREST RATES..........................................................................................28
         3.1      Interest Rate Options..........................................................................28
                  3.1.1    Interest Rate Options.................................................................29
                  3.1.2    Rate Quotations.......................................................................29
         3.2      Interest Periods...............................................................................29
                  3.2.1    Ending Date and Business Day..........................................................29
                  3.2.2    Amount of Borrowing Tranche...........................................................30
                  3.2.3    Termination Before Expiration Date....................................................30
                  3.2.4    Renewals..............................................................................30
         3.3      Interest After Default.........................................................................30
                  3.3.1    Interest Rate.........................................................................30
                  3.3.2    Other Obligations.....................................................................30
                  3.3.3    Acknowledgment........................................................................30
         3.4      Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.................31
                  3.4.1    Unascertainable.......................................................................31
                  3.4.2    Illegality; Increased Costs; Deposits Not Available...................................31
                  3.4.3    Administrative Agent's and Lender's Rights............................................31
         3.5      Selection of Interest Rate Options.............................................................32


4.       PAYMENTS................................................................................................32
         4.1      Payments.......................................................................................32
         4.2      Pro Rata Treatment of Lenders..................................................................33
         4.3      Interest Payment Dates.........................................................................33
         4.4      Prepayments....................................................................................34
                  4.4.1    Voluntary Prepayments.................................................................34
                  4.4.2    Replacement of a Lender...............................................................35
                  4.4.3    Change of Lending Office..............................................................36
         4.5      Additional Compensation in Certain Circumstances...............................................36
                  4.5.1    Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital
                           Adequacy Requirements, Expenses, Etc..................................................36
                  4.5.2    Indemnity.............................................................................37
         4.6      [Intentionally Omitted]........................................................................38
         4.7      Taxes..........................................................................................38
                  4.7.1    No Deductions.........................................................................38
                  4.7.2    Stamp Taxes...........................................................................38
                  4.7.3    Indemnification for Taxes Paid by Lenders.............................................38
                  4.7.4    Certificate...........................................................................39
                  4.7.5    Survival..............................................................................39
                  4.7.6    Refund and Contest....................................................................39


5.       REPRESENTATIONS AND WARRANTIES..........................................................................39
         5.1      Representations and Warranties.................................................................39
                  5.1.1    Organization and Qualification........................................................39
                  5.1.2    LLC Interests of Borrower; Subsidiaries; and Subsidiary Shares........................40
                  5.1.3    Power and Authority...................................................................40
                  5.1.4    Validity and Binding Effect...........................................................40
                  5.1.5    No Conflict...........................................................................41
                  5.1.6    Litigation............................................................................41
                  5.1.7    Financial Statements..................................................................41
                  5.1.8    Use of Proceeds; Margin Stock.........................................................42
                  5.1.9    Full Disclosure.......................................................................43
                  5.1.10   Taxes.................................................................................43
                  5.1.11   Consents and Approvals................................................................43
                  5.1.12   No Event of Default; Compliance With Instruments and Material Contracts...............43
                  5.1.13   Insurance.............................................................................44
                  5.1.14   Compliance With Laws..................................................................44
                  5.1.15   Investment Companies; Regulated Entities..............................................44

                  5.1.16   Plans and Benefit Arrangements........................................................44
                  5.1.17   Employment Matters....................................................................45
                  5.1.18   Environmental Matters.................................................................45
                  5.1.19   Senior Debt Status....................................................................46
                  5.1.20   Title to Properties...................................................................46
                  5.1.21   Security Interests....................................................................46
                  5.1.22   Status of the Pledged Collateral......................................................47
                  5.1.23   Coastal Agreement.....................................................................47
                  5.1.24   Solvency..............................................................................47
         5.2      Continuation of Representations................................................................47


6.       CONDITIONS OF LENDING...................................................................................48
         6.1      Conditions to Amendment and Restatement of the Credit Agreement................................48
                  6.1.1    Officer's Certificate.................................................................48
                  6.1.2    Secretary's Certificate...............................................................48
                  6.1.3    Delivery of Loan Documents; Filing Receipts...........................................49
                  6.1.4    Opinion of Counsel....................................................................49
                  6.1.5    Legal Details.........................................................................49
                  6.1.6    Payment of Fees.......................................................................49
                  6.1.7    Consents..............................................................................50
                  6.1.8    Officer's Certificate Regarding No Material Adverse Change............................50
                  6.1.9    No Violation of Laws..................................................................50
                  6.1.10   No Actions or Proceedings.............................................................50
                  6.1.11   Insurance.............................................................................50
                  6.1.12   Report of Independent Engineer........................................................50
                  6.1.13   Credit Facility for the Parent........................................................51
                  6.1.14   Satisfactory Environmental Review.....................................................51
                  6.1.15   Refinancing...........................................................................51


7.       COVENANTS...............................................................................................51
         7.1      Affirmative Covenants..........................................................................51
                  7.1.1    Preservation of Existence, Etc........................................................51
                  7.1.2    Payment of Liabilities, Including Taxes, Etc..........................................52
                  7.1.3    Maintenance of Insurance..............................................................52
                  7.1.4    Maintenance of Properties and Leases..................................................52
                  7.1.5    Visitation Rights.....................................................................52
                  7.1.6    Keeping of Records and Books of Account...............................................53
                  7.1.7    Plans and Benefit Arrangements........................................................53
                  7.1.8    Compliance With Laws..................................................................53
                  7.1.9    Use of Proceeds.......................................................................53
                  7.1.10   Operation of Mines....................................................................54
                  7.1.11   Maintenance of Material Contracts.....................................................54
                  7.1.12   Further Assurances....................................................................54

                  7.1.13   Subordination of Intercompany Loans...................................................54
                  7.1.14   Pledged Collateral Account............................................................54
         7.2      Negative Covenants.............................................................................55
                  7.2.1    Indebtedness..........................................................................55
                  7.2.2    Liens.................................................................................56
                  7.2.3    Liquidations, Mergers, Consolidations, Acquisitions...................................56
                  7.2.4    Dispositions of Assets or Subsidiaries................................................57
                  7.2.5    Affiliate Transactions................................................................58
                  7.2.6    Subsidiaries, Partnerships and Joint Ventures.........................................58
                  7.2.7    Continuation of or Change in Business.................................................58
                  7.2.8    Plans and Benefit Arrangements........................................................58
                  7.2.9    No Restriction on Dividends...........................................................59
                  7.2.10   Maximum Leverage Ratio................................................................59
                  7.2.11   Minimum Fixed Charge Coverage Ratio...................................................59
                  7.2.12   Minimum EBITDDA.......................................................................59
                  7.2.13   Minimum Net Worth.....................................................................60
                  7.2.14   Loans and Investments.................................................................60
                  7.2.15   No Amendments to Acquisition Documents................................................61
                  7.2.16   Limitation on Capital Expenditures....................................................61
         7.3      Reporting Requirements.........................................................................61
                  7.3.1    Quarterly Financial Statements........................................................61
                  7.3.2    Annual Financial Statements...........................................................62
                  7.3.3    Certificate of the Borrower...........................................................62
                  7.3.4    Notice of Default.....................................................................63
                  7.3.5    Notice of Litigation..................................................................63
                  7.3.6    Notice of Change in Debt Rating.......................................................63
                  7.3.7    Notices Regarding Plans and Benefit Arrangements......................................63
                  7.3.8    Certain Events........................................................................63
                  7.3.9    Notices of Involuntary Termination and Annual Reports.................................64
                  7.3.10   Notice of Voluntary Termination.......................................................64
                  7.3.11   Other Information.....................................................................65
                  7.3.12   Annual Reserves Verification..........................................................65


8.       DEFAULT.................................................................................................65
         8.1      Events of Default..............................................................................65
                  8.1.1    Payments Under Loan Documents.........................................................65
                  8.1.2    Breach of Warranty....................................................................65
                  8.1.3    Breach of Negative Covenants or Visitation Rights.....................................65
                  8.1.4    Breach of Other Covenants.............................................................66
                  8.1.5    Defaults in Other Agreements or Indebtedness..........................................66
                  8.1.6    Judgments or Orders...................................................................66
                  8.1.7    Loan Document Unenforceable...........................................................67
                  8.1.8    Proceedings Against Assets............................................................67

                  8.1.9    Notice of Lien or Assessment..........................................................67
                  8.1.10   Insolvency............................................................................67
                  8.1.11   Events Relating to Plans and Benefit Arrangements.....................................67
                  8.1.12   Cessation of Business.................................................................68
                  8.1.13   Change of Control.....................................................................68
                  8.1.14   Involuntary Proceedings...............................................................68
                  8.1.15   Voluntary Proceedings.................................................................69
         8.2      Consequences of Event of Default...............................................................69
                  8.2.1    Events of Default Other Than Bankruptcy, Insolvency or Reorganization
                           Proceedings...........................................................................69
                  8.2.2    Bankruptcy, Insolvency or Reorganization Proceedings..................................69
                  8.2.3    Set-off...............................................................................70
                  8.2.4    Suits, Actions, Proceedings...........................................................70
                  8.2.5    Application of Proceeds...............................................................70
                  8.2.6    Other Rights and Remedies.............................................................71
                  8.2.7    Notice of Sale........................................................................71


9.       THE AGENTS..............................................................................................71
         9.1      Appointment....................................................................................71
         9.2      Delegation of Duties...........................................................................72
         9.3      Nature of Duties; Independent Credit Investigation.............................................72
         9.4      Actions in Discretion of Agents; Instructions From the Lenders.................................73
         9.5      Reimbursement and Indemnification of Agents by the Borrower....................................73
         9.6      Exculpatory Provisions; Limitation of Liability................................................74
         9.7      Reimbursement and Indemnification of Agents by the Lenders.....................................74
         9.8      Reliance by Agents.............................................................................75
         9.9      Notice of Default..............................................................................75
         9.10     Notices........................................................................................75
         9.11     Lenders in Their Individual Capacities.........................................................76
         9.12     Holders of Term Notes..........................................................................76
         9.13     Equalization of Lenders........................................................................76
         9.14     Successor Agents...............................................................................77
         9.15     Administrative Agent's Fee.....................................................................78
         9.16     Availability of Funds..........................................................................78
         9.17     Calculations...................................................................................78
         9.18     Certain Releases of Guarantors and Collateral..................................................78
         9.19     Beneficiaries..................................................................................79


10.      MISCELLANEOUS...........................................................................................79
         10.1     Modifications, Amendments or Waivers...........................................................79
                  10.1.1   Increase of Commitments; Extension of Expiration Date.................................79
                  10.1.2   Extension of Payment; Reduction of Principal, Interest or Fees; Modification
                           of Terms of Payment...................................................................79

                  10.1.3   Release of Collateral or Guarantor....................................................80
                  10.1.4   Miscellaneous.........................................................................80
         10.2     No Implied Waivers; Cumulative Remedies; Writing Required......................................80
         10.3     Reimbursement and Indemnification of Lenders by the Borrower; Taxes.  Limitations..............80
         10.4     Holidays.......................................................................................81
         10.5     Funding by Branch, Subsidiary or Affiliate.....................................................82
                  10.5.1   Notional Funding......................................................................82
                  10.5.2   Actual Funding........................................................................82
         10.6     Notices........................................................................................82
         10.7     Severability...................................................................................83
         10.8     Governing Law..................................................................................83
         10.9     Prior Understanding............................................................................83
         10.10    Duration; Survival.............................................................................83
         10.11    Successors and Assigns.........................................................................84
                  10.11.1  Binding Effect; Assignments by Borrower...............................................84
                  10.11.2  Assignments and Participations by Lenders; Designations...............................84
                  10.11.3  Non-U.S. Assignees and Participants...................................................86
                  10.11.4  Assignments by Lenders to Federal Reserve Banks.......................................87
         10.12    Confidentiality................................................................................87
                  10.12.1  General...............................................................................87
                  10.12.2  Sharing Information With Affiliates of the Lenders....................................88
         10.13    Counterparts...................................................................................88
         10.14    Agent's or Lender's Consent....................................................................88
         10.15    Exceptions.....................................................................................88
         10.16    CONSENT TO FORUM; WAIVER OF JURY TRIAL.........................................................88
         10.17    Tax Withholding................................................................................89
         10.18    Joinder of Guarantors..........................................................................90
         10.19    Register.......................................................................................90
         10.20    Amendment and Restatement......................................................................91



                             LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)                  -      PRICING GRID
SCHEDULE 1.1(B)                  -      COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 5.1.2                   -      CERTAIN INFORMATION REGARDING CAPITALIZATION OF BORROWER AND ITS
                                        SUBSIDIARIES
SCHEDULE 5.1.11                  -      CONSENTS AND APPROVALS
SCHEDULE 5.1.18                         CERTAIN DISCLOSURES REGARDING ENVIRONMENTAL MATTERS
SCHEDULE 5.1.22                  -      PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 7.2.6                   -      CERTAIN MATTERS REGARDING SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES


EXHIBITS

EXHIBIT 1.1(A)                   -      ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(C)                   -      AMENDED AND RESTATED COLLATERAL AGENCY AND SHARING AGREEMENT
EXHIBIT 1.1(G)(1)                -      GUARANTOR JOINDER AND ASSUMPTION
EXHIBIT 1.1(G)(2)                -      AMENDED AND RESTATED CONTINUING GUARANTY AND SURETYSHIP AGREEMENT
EXHIBIT 1.1(I)                          INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(N)                   -      AMENDED AND RESTATED NOTE PLEDGE AGREEMENT
EXHIBIT 1.1(P)(1)                -      AMENDED AND RESTATED PLEDGE AGREEMENT (INVESTMENT PROPERTY)
EXHIBIT 1.1(P)(2)                -      PLEDGE AGREEMENT (PLEDGED COLLATERAL ACCOUNT)
EXHIBIT 1.1(P)(3)                -      AMENDED AND RESTATED PLEDGE AGREEMENT (SUBSIDIARY EQUITY INTERESTS)
EXHIBIT 1.1(T)(1)                -      TRANCHE A TERM NOTE
EXHIBIT 1.1(T)(2)                -      TRANCHE B TERM NOTE
EXHIBIT 2.5                      -      RATE REQUEST
EXHIBIT 6.1.4                    -      OPINION OF COUNSEL
EXHIBIT 6.1.15                   -      CLOSING MATTERS AGREEMENT
EXHIBIT 7.3.3                    -      QUARTERLY COMPLIANCE CERTIFICATE


                        AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of April 18, 2002, and is made by and among ARCH WESTERN RESOURCES, LLC, a Delaware limited liability company (the "Borrower"), the LENDERS (as hereinafter defined), JPMORGAN CHASE BANK, in its capacity as syndication agent, CITIBANK, N.A., CREDIT LYONNAIS NEW YORK BRANCH, and U.S. BANK NATIONAL ASSOCIATION, each in its capacity as a documentation agent, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement.

                                   WITNESSETH:

     WHEREAS, the Borrower, JPMorgan Chase Bank (successor in such capacity to Morgan Guaranty Trust Company of New York, as syndication agent), PNC Bank, National Association, as administrative agent, and certain lenders are parties to that Credit Agreement dated as of June 1, 1998 (the "Original Credit Agreement"), providing for a $675,000,000 term loan facility to the Borrower; and

     WHEREAS, the Borrower has requested certain amendments to the Original Credit Agreement and, subject to the terms and conditions hereof, the parties hereto agree that, effective as of the date hereof, the Original Credit Agreement shall hereby be amended and for the convenience of such parties restated in its entirety as set forth below, to provide that the term loan under the Original Credit Agreement shall be continued in like amount and amended to consist of Tranche A Term Loans and Tranche B Term Loans (hereinafter defined); and

     WHEREAS, the pledge of equity interests of certain Subsidiaries of the Borrower and guaranties for the term loan facility under the Original Credit Agreement shall continue to secure such Tranche A Term Loans and Tranche B Term Loans and all other obligations hereunder.

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.   CERTAIN DEFINITIONS

1.1   Certain Definitions.

     In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

     ACC shall mean the U.S. operations of ARCO Coal Company, a division of ARCO.

     Acquisition Documents shall mean collectively the Purchase Agreement, the Contribution Agreement, the Tax Sharing Agreement, and the LLC Agreements, as limited by their schedules and exhibits, as the same may be amended, restated, modified or supplemented from time to time after the Closing Date as permitted by Section 7.2.15 [No Amendments to Acquisition Documents].

     Acquisition Transactions shall mean the transactions contemplated by the Purchase Agreement and the Contribution Agreement, as such documents may be amended, modified or supplemented after the Closing Date as permitted by Section
7.2.15 [No Amendments to Acquisition Documents].

     Adjusted EBITDDA for any period of determination shall mean with respect to any Person the sum of income from operations and interest income all before the effect of changes in accounting principles, nonrecurring charges and extraordinary items, interest expense, income taxes, depreciation, depletion and amortization, in each case for such period determined in accordance with GAAP.

     Administrative Agent shall mean PNC Bank, National Association, in its capacity as administrative agent for the Lenders under this Agreement and its successors in such capacity.

     Administrative  Agent's Fee shall have the meaning assigned to that term in
Section 9.15 [Administrative Agent's Fee].

     Administrative Agent's Letter shall have the meaning assigned to that term in Section 9.15 [Administrative Agent's Fee].

     Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be. Notwithstanding the foregoing, a Subsidiary of the Borrower shall not be deemed an Affiliate of the Borrower.

     Agents shall mean collectively the Administrative Agent and the Syndication Agent, and Agent shall mean any one of the Agents, individually.

     Agreement shall mean the Original Credit Agreement (including all schedules and exhibits) as hereby amended and restated by this Amended and Restated Credit Agreement (including all schedules and exhibits), as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time in accordance herewith.

     Appropriate Percentage shall mean, with respect to each Special Subsidiary, the percentage of the equity of such Person owned by the Borrower or any Subsidiary of the Borrower.

     Approved Fund shall mean with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     Arch Credit Facility shall mean that certain Credit Agreement by and among Parent, PNC Bank as administrative agent, JPMorgan Chase Bank (successor to Morgan Guaranty Trust Company of New York) as syndication agent and Wachovia
Corporation (as successor in such capacity to First Union National Bank) as documentation agent, and the lenders party thereto dated as of June 1, 1998, as amended by Amendment No. 1 thereto dated as of January 21, 2000, as amended and restated as of the date hereof, providing for certain credit facilities to Parent, as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time in accordance therewith .

     Arch of Wyoming LLC shall mean Arch of Wyoming, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

     Arch of Wyoming LLC Agreement shall mean that certain Limited Liability Agreement, dated as of April 15, 1998, of Arch of Wyoming LLC.

     Arch Western LLC Agreement shall mean that certain Limited Liability Company Agreement by and between AWAC and Delta Housing, dated as of June 1, 1998, with AWAC and Delta Housing as members and creating the Borrower.

     ARCO shall mean Atlantic Richfield Company, a corporation organized and existing under the laws of the State of Delaware.

     ARCO Member shall have the meaning assigned to such term in the Arch Western LLC Agreement.

     Arrangers shall mean PNC Bank and Morgan.

     Assigned Reserves shall mean Recoverable Reserves that have been designated for mining by a specific operation of the Borrower or any of its Subsidiaries, all as disclosed in the Parent's statements most recently filed with the SEC identifying the Assigned Reserves.

     Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Administrative Agent, as agent and on behalf of the remaining Lenders, substantially in the form of Exhibit 1.1(A)(1).

     AU Sub LLC Agreement shall mean that certain Limited Liability Company Agreement, dated as of April 8, 1998, as amended, of AU Sub LLC, a limited liability company organized and existing under the laws of the State of Delaware.

     Authorized Officer shall mean those individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

     Average Balance of the Eligible Note Receivable shall mean, for any period of determination, the average daily outstanding principal amount of the Eligible Note Receivable during such period.

     Average Pledged Account Balance shall mean, for any period of determination, the average daily balance in the "Escrow Account" (as such term is defined in the Pledge Agreement (Investment Property)) pledged on a first priority perfected basis to the Administrative Agent for the benefit of the Lenders pursuant to the Pledge Agreement (Investment Property) during such period.

     AWAC shall mean Arch Western Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware.

     Base Net Worth shall mean the sum of $389,194,000, plus 50% of consolidated net income of the Borrower and its Subsidiaries (before the after-tax effect of changes in accounting principles) for each fiscal quarter in which net income was earned, for the period from April 1, 2002 through the date of determination. In no event shall Base Net Worth be reduced on account of a consolidated net loss for any fiscal period.

     Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Administrative Agent, or (ii) the Federal Funds Effective Rate plus 1/2% per annum.

     Base Rate Option shall mean the option of the Borrower to have Term Loans bear interest at the rate and under the terms and conditions set forth in
Section 3.1.1(a) [Base Rate Option].

     Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

     Borrower shall mean Arch Western Resources, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

     Borrower LLC Interests shall have the meaning set forth in Section 5.1.2 [LLC Interests of Borrower; Subsidiaries; and Subsidiary Shares].

     Borrowing Date shall mean, with respect to any Term Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

     Borrowing Tranche shall mean specified portions of outstanding Tranche A Term Loans or Tranche B Term Loans as follows: (i) any Tranche A Term Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Rate Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche; (ii) any Tranche B Term Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Rate Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche; (iii) all Tranche A Term Loans to which a Base Rate applies shall constitute one Borrowing Tranche; and (iv) all Tranche B Term Loans to which a Base Rate applies shall constitute one Borrowing Tranche.

     Business shall mean the business of owning and operating the U.S. domestic coal properties of ACC, substantially as operated by ACC at the time of the closing of the Acquisition Transactions.

     Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and New York, New York; and if the applicable Business Day relates to a Term Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

     Canyon Fuel shall mean Canyon Fuel Company, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

     Canyon Fuel LLC Agreement shall mean that certain Limited Liability Company agreement by and between the Borrower (or a Subsidiary of the Borrower) and Itochu Coal International, Inc., a Delaware corporation, dated as of January 1, 1997, as amended, with the Borrower and Itochu Coal International, Inc. as members of the Canyon Fuel Company, LLC, a Delaware limited liability company.

     Carbon Basin Reserves shall mean those certain reserves controlled by Borrower or any of its Subsidiaries located within the following townships and ranges: T. 20 N., R. 79 W.; T 20 N., R. 80 W.; T 21 N., R. 79 W.; T. 21 N., R.
80 W., Carbon County, Wyoming containing approximately 186.7 million tons of recoverable coal.

     Citibank shall mean Citibank, N.A., its successors and assigns.

     Closing Date shall mean June 1, 1998.

     Coastal Agreement shall mean that certain Purchase and Sale Agreement among The Coastal Corporation, a Delaware corporation, Coastal Coal, Inc., a Delaware corporation, ARCO and Itochu Corporation, a Japanese corporation, dated as of October 23, 1996.

     Collateral shall mean collectively the property of the Borrower in which security interests are or have been granted or purported to be granted to the Administrative Agent for the benefit of the Lenders under the Collateral Documents.

     Collateral Documents shall mean collectively, the Pledge Agreement (Subsidiary Equity Interests), the Pledge Agreement (Investment Property), the Pledge Agreement (Pledged Collateral Account), the Collateral Sharing Agreement, and the Note Pledge Agreement, and Collateral Document shall mean any of the Collateral Documents.

     Collateral Sharing Agreement shall mean the Amended and Restated Collateral Agency and Sharing Agreement among the Borrower, the Guarantors, the Lenders party thereto, the Swap Parties (as defined therein) and the Collateral Agent (as defined therein), substantially in the form of Exhibit 1.1(C)(1) hereto, as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time in accordance herewith or therewith.

     Commitment shall mean as to any Lender the aggregate of its Tranche A Commitments and Tranche B Commitments and Commitments shall mean the aggregate of the Tranche A Commitments and Tranche B Commitments of all of the Lenders.

     Commodity Price Protection Agreement shall mean a crude oil or heating oil price protection agreement, for the purpose of hedging the purchase price of diesel fuel used by the Loan Parties in the ordinary course operations of their business, in a standard International Swap Dealer Association Agreement, including, without limitation, providing for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner.

     Consolidated Tangible Net Worth shall mean as of any date of determination, total equity less intangible assets of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP, and adjusted to exclude the after tax effect of any changes in accounting principles subsequent to the Restatement Effective Date.

     Contamination shall mean the presence or Release or threat of Release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

     Contribution Agreement shall mean that certain Contribution Agreement among the Borrower, AWAC, ARCO, Delta Housing and the Parent.

     Credit Lyonnais shall mean Credit Lyonnais New York Branch, its successors and assigns.

     Debt shall mean for any Person as of any date of determination, the difference between the following (a) and (b): (a) the sum, without duplication, of the following for such Person, as of such date, determined in accordance with
GAAP:  (i) all  indebtedness  for borrowed  money  (including  all  subordinated indebtedness), (ii) all amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) all indebtedness in respect of any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, (iv) reimbursement obligations (contingent or otherwise) under any letter of credit (v) the amount of all indebtedness (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) in respect of all Guarantees of indebtedness for borrowed money, minus (b) the sum of (1) the Permitted Reduction Amount, if any, and (2) the principal amount, expressly excluding any interest income earned thereon, held on deposit in the Pledged Collateral Account, as of the date of determination.

     Debt Rating shall mean the rating of the Parent's indebtedness under the Arch Credit Facility by either of Standard & Poor's or Moody's.

     Delta Housing shall mean Delta Housing Inc., a corporation organized and existing under the laws of the State of Delaware.

     Delta  Housing   Guaranty  shall  mean  that  certain  Master  Guaranty  of
Collection dated as of June 1, 1998, executed by Delta Housing in favor of the judgment creditors referred to therein.

     Derivatives Obligations shall mean for any Person obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions, including, without limitation obligations in respect of any Interest Rate Protection Agreement.

     Documentation Agent shall mean each of Citibank, N.A., Credit Lyonnais, and U.S. Bank in its capacity as documentation agent under this Agreement, and its successors in such capacity.

     Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

     EBITDDA for any period of determination shall mean, with respect to any Person, income from operations before the effect of changes in accounting principles, nonrecurring charges and extraordinary items, interest expense, income taxes, depreciation, depletion and amortization, in each case for such period determined in accordance with GAAP.

     Eligible Note Receivable shall mean that certain note payable by the Parent to the Borrower, satisfactory in form and substance to the Agents (including the providing of and terms and conditions of all collateral and guarantees provided as security therefor), and pledged, on a first priority perfected basis, to the Administrative Agent for the benefit of the Lenders pursuant to the Note Pledge Agreement, as such note may hereafter be modified, amended, restated, supplemented, refinanced, replaced, extended or renewed from time to time with the prior written consent of the Agents.

     Eligible Reserves shall mean the sum of all Assigned Reserves plus 80% of the Unassigned Reserves, minus (a) the sum of (i) the amount of divestitures of Assigned Reserves and Unassigned Reserves by the Borrower or any of its Subsidiaries since the date of the most recent statement filed by the Parent with the SEC identifying the Assigned Reserves and the Unassigned Reserves, and
(ii) the amount of Assigned Reserves and Unassigned Reserves mined since the date of the most recent statement filed by the Parent with the SEC identifying the Assigned Reserves and the Unassigned Reserves, plus (b) the amount of any acquisitions or leases of Assigned Reserves and Unassigned Reserves by the Borrower or any of its Subsidiaries since the date of the most recent statement filed by the Parent with the SEC identifying the Assigned Reserves and the Unassigned Reserves, provided that, if Assigned Reserves or Unassigned Reserves have been acquired or leased from an Affiliate, the terms and conditions of the acquisition or lease shall be reasonably satisfactory to the Agents.

     Environmental Claim shall mean any administrative, regulatory or judicial action, suit, claim, notice of noncompliance or violation, notice of liability or potential liability, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit, Regulated Substances or Contamination or arising from alleged injury or threat of injury to the environment.

     Environmental Complaint shall mean any written notice or complaint setting forth allegations relating to or a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil penalties, criminal penalties, or declaratory or equitable relief arising under any Environmental Law or any order, notice of violation, citation, subpoena, request for information or other written notice of any type issued by an Official Body pursuant to any Environmental Law.

     Environmental Law shall mean any federal, state, local or foreign statute, Law (including, but not limited to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss. 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss. 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C.ss.ss. 300f-300j, the Federal Air Pollution Control Act, 42 U.S.C.ss. 7401 et seq., the Oil Pollution Act, 33 U.S.C.ss. 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss. 136 to 136y, the Occupational Safety and Health Act, 29 U.S.C.ss.ss. 651 et seq. the Mine Safety and Health Act, 30 U.S.C. ss.ss. 801 et seq., the Surface Mining Control and Reclamation Act 30 U.S.C.ss.ss. 1201 et seq., each as amended, or any equivalent state or local statute, and any amendments thereto), code, consent decree, settlement agreement, directive, judicial or agency interpretation, policy or guidance regulating: (i) pollution or pollution control; (ii) protection of human health from exposure to Regulated Substances; (iii) protection of natural resources or the environment; (iv) employee safety in the workplace and the protection of employees from exposure to Regulated Substances in the workplace (but excluding workers compensation and wage and hour laws); (vi) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, sale, collection, distribution, disposal or Release or threat of Release of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of Environmentally Sensitive Areas.

     Environmental Permit shall mean any permit, approval, license, consent, bond or other authorization required under any Environmental Law.

     Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

     ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

     Euro-Rate shall mean, with respect to the Term Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upward to the nearest 1/100 of 1% per annum) (i) the rate of interest determined by the Administrative Agent (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars set forth on Dow Jones Market Service display page 3750 or such other display page on the Dow Jones Market Service System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent) at 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                   Dow Jones Market Service page 3750 quoted by British Bankers'
      Euro-Rate =       Association or appropriate successor
                        1.00 - Euro-Rate Reserve Percentage

     The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

     Euro-Rate Option shall mean the option of the Borrower to have the Term Loans bear interest at the rate and on the terms and conditions set forth in
Section 3.1.1(b) [Euro-Rate Option].

     Euro-Rate Reserve Percentage shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Administrative Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

     Event of Default shall mean any of the events described in Section 8.1 [Events of Default] and referred to therein as an "Event of Default."

     Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

     Financial  Projections  shall  have the  meaning  assigned  to that term in
Section 5.1.7(iii) [Financial Projections].

     Fixed Charge Coverage Ratio shall mean the ratio of (a) the sum of Adjusted EBITDDA of the Borrower and its Subsidiaries, plus, without duplication, the Appropriate Percentage of each Special Subsidiary's Adjusted EBITDDA, each on a consolidated basis in accordance with GAAP, plus operating lease expense of the Borrower and its Subsidiaries, plus, without duplication, the Appropriate Percentage of each Special Subsidiary's operating lease expense, each on a consolidated basis in accordance with GAAP, to (b) the sum of interest expense (other than Permitted Loan Origination Expense) of the Borrower and its Subsidiaries plus, without duplication, the Appropriate Percentage of interest expense of each Special Subsidiary, each on a consolidated basis in accordance with GAAP, plus operating lease expense of the Borrower and its Subsidiaries, plus, without duplication, the Appropriate Percentage of operating lease expense of each Special Subsidiary, each on a consolidated basis in accordance with GAAP, all calculated as of the last day of each fiscal quarter for the four fiscal quarters of the Borrower then ended.

     GAAP shall mean Generally Accepted Accounting Principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.

     Guarantors shall mean at any time collectively each of the Significant Subsidiaries of the Borrower, other than Canyon Fuel.

     Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Guarantor Joinder and Assumption Agreement in the form of Exhibit 1.1(G)(1).

     Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

     Guaranty Agreement shall mean the Amended and Restated Continuing Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders, as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time in accordance herewith or therewith.

     Historical  Statements  shall  have the  meaning  assigned  to that term in
Section 5.1.7(i) [Borrower Historical Statements].

     Hypothetical Income Tax Amount shall have the meaning assigned to that term in the Arch Western LLC Agreement.

     Inactive Subsidiaries shall mean, at any time, collectively, the Subsidiaries of the Borrower which: (i) do not actively conduct any business or operations, and (ii) have total assets, in the case of any such Subsidiary, with a book value, as of any date of determination, not in excess of $250,000.

     Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of any such Indebtedness. It is understood that Derivatives Obligations shall not be deemed to be Indebtedness.

     Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors, undertaken under any Law.

     Intercompany Subordination Agreement shall mean the Intercompany Subordination Agreement substantially in the form of Exhibit 1.1(I) executed and delivered by the Borrower and its Subsidiaries to the Administrative Agent for the benefit of the Lenders, as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time in accordance herewith or therewith.

     Interest Period shall have the meaning set forth in Section 3.2.

     Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

     Interest Rate Protection Agreement shall mean an interest rate protection agreement in a standard International Swap Dealer Association Agreement, including, without limitation, providing for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner.

     Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

     Investments shall mean collectively all of the following with respect to any person:(i) investments or contributions by any of the Loan Parties or their Subsidiaries directly or indirectly in or to the capital of or other payments to (except in connection with transactions for the sale of goods or services for fair value in the ordinary course of business) such Person, (ii) loans by any of the Loan Parties or their Subsidiaries to such Person, (iii) guaranties by any Loan Party or any Subsidiary of any Loan Party directly or indirectly of the obligations of such Person, or (iv) other obligations, contingent or otherwise, of any Loan Party or any Subsidiary of any Loan Party to or for the benefit of such Person. If the nature of an Investment is tangible property, then the amount of such Investment shall be determined by valuing such property at fair value in accordance with the past practice of the Loan Parties and such fair
values  shall  be  satisfactory  to  the  Administrative   Agent,  in  its  sole
discretion.

     JPMorgan Chase shall mean JPMorgan Chase Bank, its successors and assigns.

     Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

     Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, judgment, lien or award of or settlement agreement with any Official Body.

     Lenders  shall mean the financial  institutions  and other parties named on
Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

     Leverage Ratio shall mean the ratio of the sum of Debt of the Borrower and its Subsidiaries, plus, without duplication, the Appropriate Percentage of Debt of each Special Subsidiary, each on a consolidated basis in accordance with GAAP (as the numerator) to EBITDDA of the Borrower and its Subsidiaries, plus, without duplication, the Appropriate Percentage of each Special Subsidiary's EBITDDA, each on a consolidated basis in accordance with GAAP (as the denominator). For purposes of calculating the Leverage Ratio, Debt shall be determined as of the end of each fiscal quarter of the Borrower and EBITDDA shall be determined as of the end of each fiscal quarter of the Borrower for the four fiscal quarters then ended.

     Lien  shall  mean any  mortgage,  deed of  trust,  pledge,  lien,  security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

     LLC Agreements shall mean collectively the Arch Western LLC Agreement, the Canyon Fuel LLC Agreement, the Mountain Coal LLC Agreement, the Arch of Wyoming LLC Agreement, the AU Sub LLC Agreement, the State Leases LLC Agreement and the Thunder Basin LLC Agreement.

     LLC Interests shall have the meaning given to such term in Section 5.1.2 [LLC Interests of Borrower; Subsidiaries; and Subsidiary Shares].

     Loan Documents shall mean this Agreement, the Administrative Agent's Letter, the Collateral Sharing Agreement, the Guaranty Agreement, the Intercompany Subordination Agreement, the Pledge Agreement (Subsidiary Equity Interests), the Pledge Agreement (Investment Property), the Pledge Agreement (Pledged Collateral Account), the Note Pledge Agreement, the Term Notes and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

     Loan Parties shall mean the Borrower and the Guarantors.

     Material Adverse Change shall mean any set of circumstances or events which
(a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, or (c) impairs materially or could reasonably be expected to impair materially the ability of any Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

     Material Contracts shall mean collectively all contracts, agreements or other instruments described in Regulation S-K, Item 601(b)(10) promulgated pursuant to the Securities Exchange Act of 1934, as amended, which the Parent is required to file as an exhibit to any annual, quarterly or other report required to be filed by the Parent under the Securities Exchange Act of 1934, as amended.

     Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period for any Term Loan subject to a Euro-Rate Option begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

     Moody's shall mean Moody's Investors Service, Inc., and its successors.

     Morgan shall mean J.P. Morgan Securities Inc.

     Mountain Coal LLC Agreement shall mean that certain Limited Liability Company Agreement, dated as of March 6, 1998, as amended, of Mountain Coal Company, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware.

     Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

     Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.


     Net Cash Proceeds shall mean, with respect to any transaction, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such transaction (including, when received, any cash proceeds received as income or other cash proceeds of any non-cash proceeds of such transaction), less (x) any expenses or charges (including commissions, fees and taxes paid or payable) reasonably incurred by such Person in respect of such transaction, (y) any amounts considered appropriate by the chief financial officer of the Borrower to provide reserves in accordance with GAAP for payment of indemnities or liabilities that may be incurred in connection with such sale or disposition, and (z) in the case of any asset sale permitted by Section 7.2.4
(iii), the amount of any debt secured by a Lien on the related asset and discharged as part of such asset sale. For purposes of this definition, if taxes or other expenses payable in connection with the sale or other disposition of any asset are not known as of the date of such sale or other disposition, then such fees, commissions, expenses or taxes shall be estimated in good faith by the chief financial officer of the Borrower and such estimated amounts shall be deducted.

     Note Pledge Agreement shall mean the Amended and Restated Note Pledge Agreement substantially in the form of Exhibit 1.1(N) executed and delivered by the Borrower to the Administrative Agent for the benefit of the Lenders, as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time in accordance herewith or therewith.

     notices shall have the meaning assigned to that term in Section 10.6 [Notices].

     Obligation shall mean any obligation, Indebtedness or liability of any of the Loan Parties to any Agent or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, any Term Notes, the Administrative Agent's Letter or any other Loan Document.

     Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, including, without limitation, the National Association of Insurance Commissioners or similar body.

     Original Credit Agreement shall have the meaning assigned to such term in the preamble hereto.

     Parent shall mean Arch Coal, Inc., a corporation organized and existing under the laws of the State of Delaware.

     Partnership  Interests shall have the meaning given to such term in Section
5.1.2 [LLC Interests of Borrower; Subsidiaries; and Subsidiary Shares].

     PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

     Permitted  Acquisitions  shall have the  meaning  assigned  to such term in
Section 7.2.3 [Liquidations, Mergers, Consolidations, Acquisitions].

     Permitted Investments shall mean

     (i) direct obligations of the U.S. or any agency or instrumentality thereof or obligations backed by the full faith and credit of the U.S. maturing in twelve (12) months or less from the date of acquisition;

     (ii) commercial paper maturing in 180 days or less rated in the highest categories by Standard & Poor's or Moody's on the date of acquisition; and

     (iii) demand deposits, time deposits or certificates of deposit maturing within one year in a commercial bank whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of determination.

     Permitted Liens shall mean:

     (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

     (ii) Pledges or deposits made in the ordinary course of business to secure payment of reclamation liabilities, worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

     (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

     (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids (including bonus bids), tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business (it being understood that any appeal or similar bond (other than such a bond required pursuant to applicable Law to secure in the ordinary course payment of worker's compensation, reclamation liabilities or royalty bonds) in an amount exceeding $50,000,000 shall not be in the ordinary course of business);

     (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

     (vi) Liens granted in the Collateral, subject to the Collateral Sharing Agreement, to any Lender providing any Interest Rate Protection Agreement or any Commodity Price Protection Agreement;

     (vii) Liens securing Indebtedness of not more than $25,000,000 at any time;

     (viii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and they do not adversely affect the value of the Collateral or the first priority perfected Lien and security interest of the Administrative Agent for the benefit of the Lenders in the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

               (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

               (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

               (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

               (4) Liens resulting from judgments or orders described in Section
          8.1.6 [Judgments or Orders];

     (ix) Liens granted in the Collateral under the Collateral Documents to the Administrative Agent for the benefit of the Lenders;

     (x) Liens in favor of Bank of Montreal granted in the Collateral, subject to the Collateral Sharing Agreement, to secure Swap Obligations (as such term is defined in the Collateral Sharing Agreement) of the Borrower under the International Swap Dealers Association Master Agreement (including the schedule thereto) dated as of August 6, 1998 between the Borrower and Bank of Montreal; and

     (xi) Any Lien or restriction resulting from ownership, by an entity other than an Affiliate of the Borrower, of a minority interest in Canyon Fuel.

     Permitted Loan Origination Expense shall mean the aggregate amount of all fees and expenses incurred by the Borrower in connection with the closing on the Closing Date of the transactions under the Original Credit Agreement and on the Restatement Effective Date of the transactions under this Agreement which the Borrower is required to capitalize in accordance with GAAP.

     Permitted Reduction Amount shall mean the sum of:

     (i) for any period of determination, if throughout such period either (i) the Debt Rating is BB or better by Standard & Poor's and Ba2 or better by Moody's, or (ii) the Leverage Ratio (as defined in the Arch Credit Facility) is less than or equal to 3.5 to 1.0, the amount of the Average Balance of the Eligible Note Receivable for such period; and

     (ii) for any period of determination, the amount of the Average Pledged Account Balance for such period.

     The applicable period of determination for purposes of clauses (i) and (ii) above shall be the period identical to the period for which EBITDDA is being measured for purposes of calculating the Leverage Ratio.

     Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

     Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

     Pledge Agreement (Investment Property) shall mean the Amended and Restated Pledge Agreement (Investment Property) substantially in the form of Exhibit 1.1(P)(1) executed and delivered by the Borrower and each of its Subsidiaries to the Administrative Agent for the benefit of the Lenders, as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time in accordance herewith or therewith.

     Pledge Agreement (Pledged Collateral Account) shall mean the Pledge Agreement (Pledged Collateral Account) substantially in the form of Exhibit 1.1(P)(2) executed and delivered by the Borrower to the Administrative Agent for the benefit of the Lenders, as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time in accordance herewith or therewith.

     Pledge Agreement (Subsidiary Equity Interests) shall mean the Pledge Agreement (Subsidiary Equity Interests) substantially in the form of Exhibit 1.1(P)(3) executed and delivered by the Borrower and each of its Subsidiaries pledging equity interests which it owns in any other Subsidiary of the Borrower to the Administrative Agent for the benefit of the Lenders, as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time in accordance herewith or therewith.

     Pledged  Collateral  Account  shall have the meaning  given to such term in
Section 7.1.14 [Pledged Collateral Account].

     PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

     Potential Default shall mean any event or condition which with notice, passage of time or a determination by the Administrative Agent or the Required Lenders, or any combination of the foregoing, would constitute an Event of Default.

     Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

     Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code or other applicable Law in the Collateral.

     Probable Reserves shall mean coal reserves for which (a) quantity and/or quality are computed from information similar to that used for Proven Reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced, and (b) a degree of assurance, although lower than that for proved reserves, is high enough to assume continuity between points of observation.

     Prohibited  Transaction shall mean any prohibited transaction as defined in
Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

     Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

     Proven Reserves shall mean coal reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling, and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth, and mineral content of coal reserves are well-established.

     Purchase Agreement shall mean that certain Purchase and Sale Agreement among ARCO, ARCO Uinta Coal Company, a Delaware corporation, the Parent and AWAC, dated as of March 22, 1998, together with all schedules and exhibits thereto.

     Purchasing Lender shall mean a Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

     Ratable Share shall mean, as the context requires: (a) in the case of Commitments, the proportion that a Lender's Commitment bears to the Commitments of all of the Lenders, (b) in the case of Term Loans, the proportion that a Lender's Term Loans bears to the Term Loans of all Lenders, (c) in the case of Tranche A Term Loans or Tranche A Commitments, the proportion that a Lender's Tranche A Commitment bears to the Tranche A Commitments of all Lenders, and (d) in the case of Tranche B Term Loans or Tranche B Commitments, the proportion that a Lender's Tranche B Commitment bears to the Tranche B Commitments of all Lenders.

     Rate Request shall mean a request to select, convert to or renew a Base Rate Option or Euro-Rate Option with respect to the Term Loans in accordance with Section 2.5 [Request to Select Interest Rate Options].

     Recoverable Reserves shall mean the amount of Proven Reserves and Probable Reserves of the Borrower and its Subsidiaries that can actually be recovered from the reserve base taking into account all mining and preparation losses involved in producing a saleable product using existing methods and under current law, provided that the amount of Recoverable Reserves held by Canyon Fuel shall be included only to the extent of the Appropriate Percentage.

     Register shall have the meaning set forth in Section 10.19 [Register] hereof.

     Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any other material, substance or waste, regardless of its form or nature, which is regulated by the Environmental Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature, or which otherwise is regulated by any applicable Environmental Law including, without limitation, petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenyls, mercury and radioactive substances.

     Regulation U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

     Regulation shall mean anything defined as a "release" under CERCLA or RCRA.

     Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

     Required Lenders shall mean

     (i) if there are no Term Loans outstanding, Lenders whose Commitments aggregate more than 50% of the Commitments of all of the Lenders, or

     (ii) if there are Term Loans outstanding, Lenders whose outstanding Term Loans aggregate more than 50% of the total principal amount of all of the Term Loans then outstanding.

     Restatement Effective Date shall mean April 18, 2002.

     SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

     Significant Subsidiary shall mean any Subsidiary of Borrower other than the Inactive Subsidiaries.

     Solvent shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     Special Subsidiary shall mean Canyon Fuel and each other Person (i) with respect to which the ownership of equity interests thereof by the Borrower or any Subsidiary of the Borrower is accounted for in accordance with the "equity method" in accordance with GAAP; (ii) engaged in a line of business permitted by
Section 7.2.7 [Continuation of or Change in Business]; (iii) with respect to which the equity interests thereof were acquired by the Borrower or Subsidiary of the Borrower in an arms-length transaction; (iv) the operations of which the Borrower has management control over; and (v) a majority of the economic equity interests of which are owned directly or indirectly by the Borrower.

     Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     Subsidiary of any Person at any time shall mean (i) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which more than 50% of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries,
(iii) any limited liability company of which such Person is a member or of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries. As of the Closing Date, the Borrower owns 65% of the member interests of Canyon Fuel. It is expressly agreed that each Special Subsidiary shall be deemed to be a Subsidiary of the Borrower for purposes of this Agreement. Nonetheless, the Appropriate Percentage of the assets, income, expenses, liabilities and other items with respect to each
Special Subsidiary shall be included, without duplication, for purposes of calculating the Leverage Ratio and the Fixed Charge Coverage Ratio as described more fully in the definitions of "Leverage Ratio" and "Fixed Charge Coverage Ratio" and for purposes of calculating EBITDDA for purposes of Section 7.2.12 [Minimum EBITDDA].

     State Leases LLC Agreement shall mean that certain Limited Liability Company Agreement, dated as of April 8, 1998, as amended, of State Leases LLC, a limited liability company organized and existing under the laws of the State of Delaware.

     Subsidiary  Shares shall have the meaning  assigned to that term in Section
5.1.2 [LLC Interests of Borrower; Subsidiaries; and Subsidiary Shares].

     Syndication Agent shall mean JPMorgan Chase in its capacity as syndication agent for the Lenders under this Agreement and its successors in such capacity.

     Tax Sharing Agreement shall mean that certain Tax Sharing Agreement dated as June 1, 1998 by and among the Borrower, AWAC, the Parent and Delta Housing.

     Term Loan shall mean separately any Tranche A Term Loan or Tranche B Term Loan, and Term Loans shall mean collectively all of the Tranche A Term Loans and Tranche B Term Loans.

     Term Notes shall mean collectively all of the Tranche A Term Notes and Tranche B Term Notes of the Borrower, and Term Note shall mean separately any of the Term Notes.

     Thunder Basin LLC Agreement shall mean that certain Limited Liability Company Agreement, dated as of July 10, 1997, as amended, of Thunder Basin Coal Company, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware.

     Tranche A Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Tranche A Commitment" and thereafter on Schedule 1.1(B) to the most recent Assignment and Assumption Agreement, and Tranche A Commitments shall mean the aggregate Tranche A Commitments of all the Lenders.

     Tranche A Expiration Date shall mean April 18, 2007.

     Tranche A Term Loan  shall have the  meaning  given to such term in Section
2.1.1 [Tranche A Commitment]; Tranche A Term Loans shall mean collectively all of the Tranche A Term Loans.

     Tranche A Term Notes shall mean collectively all of the Tranche A Term Notes of the Borrower in the form of Exhibit 1.1(T)(1) evidencing the Tranche A Term Loans, as the same may hereafter be modified, amended, restated, supplemented, refinanced, replaced, extended or renewed from time to time in accordance herewith or therewith in whole or in part, and Tranche A Term Note shall mean separately any of the Tranche A Term Notes.

     Tranche B Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Tranche B Commitment" and thereafter on Schedule 1.1(B) to the most recent Assignment and Assumption Agreement, and Tranche B Commitments shall mean the aggregate Tranche B Commitments of all the Lenders.

     Tranche B Expiration Date shall mean April 18, 2008.

     Tranche B Term Loan  shall have the  meaning  given to such term in Section
2.1.2 [Tranche B Commitment]; Tranche B Term Loans shall mean collectively all of the Tranche B Term Loans.

     Tranche B Term Notes shall mean collectively all of the Tranche B Term Notes of the Borrower in the form of Exhibit 1.1(T)(2) evidencing the Tranche B Term Loans, as the same may hereafter be modified, amended, restated, supplemented, refinanced, replaced, extended or renewed from time to time in accordance herewith or therewith in whole or in part, and Tranche B Term Note shall mean separately any of the Tranche B Term Notes.

     Transferor Lender shall mean the selling Lender pursuant to an Assignment and Assumption Agreement.

     Unassigned Reserves shall mean all Recoverable Reserves that have not yet been designated for mining by a specific operation of the Borrower or any of its Subsidiaries, all as disclosed in the Parent's statements most recently filed with the SEC identifying the Unassigned Reserves, excluding the Carbon Basin Reserves.

     Uniform  Commercial  Code shall have the  meaning  assigned to that term in
Section 5.1.21 [Security Interests].

     U.S. shall mean the United States of America.

     U.S. Bank shall mean U.S. Bank National Association, its successors and assigns.

1.2      Construction.

     Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

1.2.1    Number; Inclusion.

     references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "including" has the meaning represented by the phrase "including without limitation";

1.2.2    Determination.

     references to "determination" of or by the Administrative Agent or the Lenders shall be deemed to include good-faith estimates by the Administrative Agent or the Lenders (in the case of quantitative determinations) and good-faith beliefs by the Administrative Agent or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

1.2.3    Administrative Agent's Discretion and Consent.

     whenever the Administrative Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

1.2.4    Documents Taken as a Whole.

     the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

1.2.5    Headings.

     the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

1.2.6  Implied  References  to  This Agreement.

     article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

1.2.7    Persons.

     reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

1.2.8    Modifications to Documents.

     reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated in accordance with the applicable provisions thereof and hereof;

1.2.9    From, To and Through.

     relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

1.2.10   Shall; Will.

     references to "shall" and "will" are intended to have the same meaning.

1.3      Accounting Principles.

     Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2), as applied to the Borrower and its Subsidiaries shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the Restatement Effective Date applied on a basis consistent with those used in preparing the Historical Statements referred to in Section 5.1.7(i) [Borrower Historical Statements]. In the event of any change after the Restatement Effective Date in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

2.   TERM LOAN FACILITY

2.1      Commitments.

     The Term Loans under and as defined in the Original Credit Agreement shall on the Restatement Effective Date be refinanced by the Tranche A Term Loans and the Tranche B Term Loans hereunder as set forth below.

2.1.1    Tranche A Commitment.

     Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender with a Tranche A Commitment severally agrees to make a term loan (the "Tranche A Term Loan") to the Borrower on the Restatement Effective Date in such principal amount as the Borrower shall request up to, but not exceeding, such Lender's Tranche A Commitment.

2.1.2    Tranche B Commitment.

     Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender with a Tranche B Commitment severally agrees to make a term loan (the "Tranche B Term Loan") to the Borrower on the Restatement Effective Date in such principal amount as the Borrower shall request up to, but not exceeding, such Lender's Tranche B Commitment.

2.2      Nature of Lenders' Obligations with Respect to Term Loans.

     The obligations of each Lender with a Tranche A Commitment to make a Tranche A Term Loan to the Borrower shall be in the proportion that such Lender's Tranche A Commitment bears to the Tranche A Commitments of all Lenders, provided, however, that each Lender's Tranche A Term Loan to the Borrower shall never exceed its Tranche A Commitment. The obligations of each Lender with a Tranche B Commitment to make a Tranche B Term Loan to the Borrower shall be in the proportion that such Lender's Tranche B Commitment bears to the Tranche B Commitments of all Lenders, provided, however, that each Lender's Tranche B Term Loan to the Borrower shall never exceed its Tranche B Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Restatement Effective Date. The Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow the Term Loans. The Lenders shall have no obligation hereunder to make Term Loans after the Restatement Effective Date.

2.3      Noteless Agreement; Evidence of Indebtedness.

     Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligation of the Borrower to such Lender resulting from each Term Loan made by such Lender, including the amount of principal and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Term Loan made hereunder, the Interest Rate Option applicable thereto, and the Interest Period applicable thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof. The entries maintained in the accounts maintained pursuant to this
Section 2.3 shall be prima facie evidence of the existence and amounts of the Obligation therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligation in accordance with its terms.

     Any Lender may request that its Term Loans be evidenced by a promissory note substantially in the form of Exhibit 1.1(T)(1) or Exhibit 1.1(T)(2), as applicable. In such event, the Borrower shall execute and deliver to such Lender, as applicable, a Tranche A Term Note or Tranche B Term Note, dated the Restatement Effective Date, payable to the order of such Lender in a face amount equal to the Tranche A Commitment or Tranche B Commitment, as the case may be, of such Lender, and thereafter the Term Loans evidenced by each such Term Note and interest thereon shall at all times (including after any assignment pursuant to Section 10.11) be represented by one or more Term Notes payable to the order of the payee named therein or any assignee pursuant to Section 10.11, except to the extent that any such Lender or assignee subsequently returns any such Term Note for cancellation and requests that such Term Loans once again be evidenced as described in the immediately prior paragraph of this Section 2.3. The principal amount of each Tranche A Term Note as provided therein shall be due and payable on the Tranche A Expiration Date. The principal amount of each Tranche B Term Note as provided therein shall be due and payable on the Tranche B Expiration Date.

2.4      Use of Proceeds.

     On and after the Restatement Effective Date, the proceeds of the Term Loans shall be used to continue and refinance the term loan under the Original Credit Agreement and in accordance with Section 7.1.9 [Use of Proceeds].

2.5      Request to Select Interest Rate Options.

     Except as otherwise provided herein, the Borrower may on the Restatement Effective Date select the initial Interest Rate Options applicable to the Term Loans and thereafter from time to time prior to the Tranche A Expiration Date in the case of the Tranche A Term Loans and the Tranche B Expiration Date in the case of the Tranche B Term Loans request the Lenders to renew or convert the Interest Rate Option applicable to existing Term Loans pursuant to Section 3.2

[Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of the Term Loans on the Restatement Effective Date or the conversion to or the renewal of the Euro-Rate Option for any Term Loans, and (ii) one (1) Business Day prior to the making of the Term Loans on the Restatement Effective Date to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Term Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5 (each a "Rate Request") or a request therefor by telephone immediately confirmed in writing by letter, facsimile or telex in the form of such Exhibit, it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Rate Request shall be irrevocable and shall specify (i) the proposed Borrowing Date;
(ii) the aggregate amount of the Tranche A Term Loans and Tranche B Term Loans comprising each Borrowing Tranche, which shall be in integral multiples of $25,000,000 and not less than $25,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and in integral multiples of $500,000 and not less than the lesser of $25,000,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the applicable Borrowing Tranche; and
(iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Term Loans comprising such Borrowing Tranche. The Administrative Agent shall, promptly after receipt by it of a Rate Request pursuant to Section 2.5 [Request to Select Interest Rate Options], notify the Lenders of its receipt of such Rate Request and provide each Lender with a copy thereof.

2.6      Required Payments.

     The principal amount of the Tranche A Term Loans, together with accrued interest, fees and all other Obligations payable thereon shall be due and payable on the Tranche A Expiration Date. The principal amount of the Tranche B Term Loans, together with accrued interest, fees and all other Obligations payable thereon shall be due and payable on the Tranche B Expiration Date.

3.   INTEREST RATES

3.1      Interest Rate Options.

     The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Term Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Term Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Term Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than eight (8) Borrowing Tranches in the aggregate among all of the Term Loans accruing interest at a Euro-Rate Option. If at any time the designated rate applicable to any Term Loan exceeds such Lender's highest lawful rate, the rate of interest on such Term Loan shall be limited to such Lender's highest lawful rate.

3.1.1    Interest Rate Options.

     The Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

     (i) Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus 1.00% in the case of Tranche A Term Loans, and equal to the Base Rate plus 1.50% in the case of Tranche B Term Loans, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

     (ii) Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus 2.50% in the case of Tranche A Term Loans, and equal to the Euro-Rate plus 3.00% in the case of Tranche B Term Loans.

3.1.2    Rate Quotations.

     The Borrower may call the Administrative Agent on or before the date on which a Rate Request is to be delivered to receive an indication of the rates then in effect as to Term Loans, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

3.2      Interest Periods.

     At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Rate Request. The notice shall specify an interest period (the "Interest Period") during which the Euro-Rate Option shall apply, such Interest Period to be one, two, three or six Months. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

3.2.1    Ending Date and Business Day.

     any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

3.2.2    Amount of Borrowing Tranche.

     each Borrowing Tranche of Term Loans to which the Euro-Rate Option applies shall be in integral multiples of $25,000,000 and not less than $25,000,000;

3.2.3    Termination Before Expiration Date.

     the Borrower shall not select, convert to or renew an Interest Period for any portion of the Term Loans that would end, in the case of Tranche A Term Loans, after the Tranche A Expiration Date, or in the case of Tranche B Term Loans, after the Tranche B Expiration Date; and

3.2.4    Renewals.

     in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

3.3      Interest After Default.

     To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

3.3.1    Interest Rate.

     the rate of interest for each Term Loan  otherwise  applicable  pursuant to
Section 3.1.1 [Interest Rate Options] shall be increased by 2.0% per annum; and

3.3.2    Other Obligations.

     each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable until it is paid in full.

3.3.3    Acknowledgment.

     The Borrower  acknowledges  that the increase in rates  referred to in this
Section 3.3 reflects, among other things, the fact that such Term Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk and all such interest shall be payable by Borrower upon demand by Administrative Agent. Upon the occurrence of an Event of Default, no Term Loan may be converted to or renewed under the Euro-Rate Option.

3.4  Euro-Rate  Unascertainable;   Illegality;  Increased  Costs;  Deposits  Not
Available.

3.4.1    Unascertainable.

     If, on any date on which a Euro-Rate would otherwise be determined with respect to Term Loans, the Administrative Agent shall have determined that:

     (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

     (ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate,

     then the  Administrative  Agent shall have the rights  specified in Section
3.4.3 [Administrative Agent's and Lender's Rights].

3.4.2    Illegality; Increased Costs; Deposits Not Available.

     If at any time any Lender shall have determined that:

     (i) the making, maintenance or funding of any Term Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

     (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Term Loan, or

     (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Term Loan to which a Euro-Rate Option applies are not available to such Lender with respect to such Term Loan in the London interbank market, then the Administrative Agent and the Lenders shall have the rights specified in
Section 3.4.3 [Administrative Agent's and Lender's Rights].

3.4.3    Administrative Agent's and Lender's Rights.

     In the case of any event specified in Section 3.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to convert to or renew a Euro-Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 3.4.1 and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for the selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Term Loans. If any Lender notifies the Administrative Agent of a determination under Section 3.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 4.5.2 [Indemnity] as to any Term Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either convert such Term Loan to the Base Rate Option otherwise available with respect to such Term Loan or prepay such Term Loan in accordance with Section 4.4 [Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Term Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Term Loan upon such specified date.

3.5      Selection of Interest Rate Options.

     If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Term Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period.

4.   PAYMENTS

4.1      Payments.

     All payments and prepayments to be made in respect of principal, interest, Administrative Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the ratable accounts of the Lenders with respect to the Term Loans, in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Administrative Agent and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Term Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

4.2      Pro Rata Treatment of Lenders.

     The Tranche A Term Loans shall be allocated to each Lender according to its Ratable Share, as such Ratable Share relates specifically to the Tranche A Commitments of all Lenders having Tranche A Commitments. The Tranche B Term Loans shall be allocated to each Lender according to its Ratable Share, as such Ratable Share relates specifically to the Tranche B Commitments of all Lenders having Tranche B Commitments. Each selection of, conversion to or renewal of any Interest Rate Option applicable to Tranche A Term Loans and each payment or prepayment by the Borrower with respect to principal or interest on the Tranche A Term Loans or other fees related thereto (except for the Administrative Agent's Fee) or amounts due from the Borrower hereunder to the Lenders with respect to the Tranche A Term Loans, shall (except as provided in Section 3.4.3 [Administrative Agent's and Lender's Rights] in the case of an event specified in Sections 3.4 [Euro-Rate Unascertainable, etc.], 4.4.2 [Replacement of a Lender] or 4.5 [Additional Compensation in Certain Circumstances]) be made in proportion to the Ratable Share of Tranche A Term Loans outstanding from each Lender and, if no Tranche A Term Loans are then outstanding, in proportion to the Ratable Share with respect to Tranche A Commitments of each Lender. Each selection of, conversion to or renewal of any Interest Rate Option applicable to Tranche B Term Loans and each payment or prepayment by the Borrower with respect to principal or interest on the Tranche B Term Loans or other fees related thereto (except for the Administrative Agent's Fee) or amounts due from the Borrower hereunder to the Lenders with respect to the Tranche B Term Loans, shall (except as provided in Section 3.4.3 [Administrative Agent's and Lender's Rights] in the case of an event specified in Sections 3.4 [Euro-Rate Unascertainable, etc.], 4.4.2 [Replacement of a Lender] or 4.5 [Additional Compensation in Certain Circumstances]) be made in proportion to the Ratable Share of Tranche B Term Loans outstanding from each Lender and, if no Tranche B Term Loans are then outstanding, in proportion to the Ratable Share with respect to Tranche B Commitments of each Lender. Amounts due from the Borrower hereunder which are not otherwise related to the Tranche A Term Loans or the Tranche B Term Loans shall be made in proportion to each Lender's Ratable Share with respect to the Term Loans outstanding and, if no Term Loans are then outstanding, in proportion to each Lender's Ratable Share with respect to the Commitments.

4.3      Interest Payment Dates.

     Interest on Term Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each July, October, January and April after the date hereof, in the case of the Tranche A Term Loans, on the Tranche A Expiration Date, in the case of the Tranche B Term Loans, on the Tranche B Expiration Date or upon acceleration of the Term Loans. Interest on Term Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Term Loans and, if such Interest Period is longer than three (3) Months, also on the date that is three (3) Months after the commencement of such Interest Period (and if applicable, the date that is six (6) Months after the commencement of such Interest Period) of such Interest Period, in the case of the Tranche A Term Loans, on the Tranche A Expiration Date, in the case of the Tranche B Term Loans, on the Tranche B Expiration Date or, in each case, upon acceleration of the Term Loans. Interest on the principal amount of the Term Loans or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

4.4      Prepayments.

4.4.1    Voluntary Prepayments.

     The Borrower shall have the right at its option from time to time to prepay the Term Loans in whole or part without premium or penalty (except as provided in Section 4.4.2 [Replacement of a Lender] below or in Section 4.5 [Additional Compensation in Certain Circumstances]):

     (i) at any time with respect to Term Loans to which the Base Rate Option applies,

     (ii) on the last day of the applicable Interest Period with respect to Term Loans to which a Euro-Rate Option applies,

     (iii) on the date  specified in a notice by any Lender  pursuant to Section
3.4 [Euro-Rate Unascertainable, etc.] with respect to any Term Loan to which a Euro-Rate Option applies.

     Whenever the Borrower desires to prepay any part of the Term Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m., Pittsburgh time, at least three (3) Business Days prior to the date of prepayment of the Term Loans, setting forth the following information:

     (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made (the "Prepayment Date");

     (y) a statement indicating whether the prepayment is of Tranche A Term Loans or Tranche B Term Loans; and

     (z) the total principal amount of such prepayment, which shall not be less than $5,000,000 and in increments of $1,000,000 above $5,000,000.

     All prepayment notices shall be irrevocable. The principal amount of the Term Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.

     During any period prior to the repayment in full of the Tranche A Term Loans, in accordance with the provision hereinafter set forth in this paragraph, in the event of any proposed prepayment of any portion of the Tranche B Loans, a Lender with outstanding Tranche B Term Loans may elect not to receive its Ratable Share of such proposed prepayment. Upon its receipt of any notice of prepayment of Tranche B Term Loans pursuant to this Section 4.4.1, the Administrative Agent shall promptly give the Lenders with outstanding Tranche B Term Loans notice of the amount of prepayment specified in such notice. Prior to the repayment in full the Tranche A Term Loans, in the event that any Lender with outstanding Tranche B Term Loans elects not to receive its Ratable Share of such prepayment, such Lender shall, on or before the first Business Day (the "Cutoff Date") prior to the Prepayment Date, provide written notice to the Administrative Agent of the amount, if any, it elects not to receive in prepayment of its Tranche B Term Loan (it being understood that any Lender which does not notify the Administrative Agent of its election not to receive all or part of any prepayment on or before the Cutoff Date shall be deemed to have elected, as of the Cutoff Date, not to make such election). All amounts that Lenders with Tranche B Term Loans have elected not to receive pursuant to this paragraph shall be applied in the following manner: (i) first, to prepay the Tranche B Term Loans of the Lenders that have not elected not to receive such prepayments according to the Ratable Share with respect to the outstanding Tranche B Term Loans of each such Lender, (ii) second, to prepay the Tranche A Term Loans according to the Ratable Share with respect to the outstanding Tranche A Term Loans of each Lender; and (iii) third, the excess, if any, shall be returned to the Borrower.

     After the date of repayment in full of the Tranche A Term Loans, a Lender with Tranche B Term Loans outstanding shall no longer have the option, as provided in the immediately prior paragraph, to elect not to receive its Ratable Share of any prepayment of Tranche B Term Loans. Without limiting the foregoing, from and after the date of repayment in full of the Tranche A Term Loans, each voluntary prepayment of Tranche B Term Loans made pursuant to this Section shall be applied to prepay the Tranche B Term Loans of the Lenders according to the Ratable Share with respect to the outstanding Tranche B Term Loans of each such Lender.

     Except as provided in Section 3.4.3 [Administrative Agent's and Lender's Rights], if the Borrower prepays Term Loans but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Term Loans to which the Base Rate Option applies, and (ii) then to Term Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Lenders under Section 4.5.2 [Indemnity].

4.4.2    Replacement of a Lender.

     In the event any Lender (i) gives notice under Section 3.4 [Euro-Rate Unascertainable, etc.] or Section 4.5.1 [Increased Costs, etc.], or (ii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Administrative Agent, which shall not be unreasonably withheld (except that during any period when an Event of Default exists and is continuing, the Administrative Agent may withhold such consent in its sole discretion), to prepay the Term Loans of such Lender in whole, together with all interest and fees accrued thereon and all other amounts due and payable to such

Lender under the Loan Documents, and terminate such Lender's Commitment within ninety (90) days after (y) receipt of such Lender's notice under Section 3.4 [Euro-Rate Unascertainable, etc.] or 4.5.1 [Increased Costs, etc.], or (z) the date such Lender became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Lender at the time of such prepayment any amounts required under Section 4.5 [Additional Compensation in Certain Circumstances] (except that the Borrower shall not be required to indemnify such Lender for liabilities, losses or expenses under
Section 4.5.2(i) sustained by such Lender as a consequence of the prepayment of the Term Loans of such Lender in accordance with this Section 4.4.2 on a day other than the last day of an Interest Period with respect to Term Loans to which a Euro-Rate Option applies if the Term Loans of such Lender are being prepaid because such Lender has determined that the making, maintenance or funding of such Term Loans by such Lender under the Euro-Rate Option has been made unlawful or because such Lender has become subject to the control of an Official Body) and any accrued interest due on such amount and any related fees; provided, however, that the Commitment and any Term Loan of such Lender shall be provided by one or more of the remaining Lenders at its sole discretion or a replacement lender acceptable to the Administrative Agent. Notwithstanding the foregoing, the Administrative Agent may only be replaced subject to the requirements of Section 9.14 [Successor Agents].

4.4.3    Change of Lending Office.

     Each Lender agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.4.2 [Illegality, etc.] or 4.5.1 [Increased Costs, etc.] with respect to such Lender, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Term Loan affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, in such Lender's good faith determination, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of any Agent or any Lender provided in this Agreement.

4.5      Additional Compensation in Certain Circumstances.

4.5.1 Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

     If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

     (i) subjects any Lender to any tax or changes the basis of taxation with respect to this Agreement or the Term Loans or payments by the Borrower of principal, interest or other amounts due from the Borrower hereunder (except for taxes on the overall net income of such Lender),

     (ii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or other credits or commitments to extend credit extended by, any Lender, or (B) otherwise applicable to the obligations of any Lender under this Agreement,

     (iii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Lender, or and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender with respect to this Agreement, or the making, maintenance or funding of any part of the Term Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Lender's capital, taking into consideration such Lender's customary policies with respect to capital adequacy) by an amount which such Lender in its sole discretion deems to be material, such Lender shall from time to time notify the Borrower and the Administrative Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Lender to be necessary to compensate such Lender for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

4.5.2    Indemnity.

     In addition to the compensation required by Section 4.5.1 [Increased Costs, etc.], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Lender to fund or maintain Term Loans subject to a Euro-Rate Option) which such Lender sustains or incurs as a consequence of any

     (i) payment, prepayment, conversion or renewal of the Term Loans to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

     (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Rate Request under Section 2.5 [Request to Select Interest Rate Options] or Section 3.2 [Interest Periods] or notice relating to prepayments under Section 4.4 [Prepayments], or

     (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal of or interest on the Term Loans or any other amount due hereunder.

     If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

4.6      [Intentionally Omitted]

4.7      Taxes.

4.7.1    No Deductions.

     All payments made by the Borrower hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Lenders and all income and franchise taxes of the United States applicable to the Lenders (all such non-excluded taxes, levies, imposts deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under the Credit Agreement, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection), the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

4.7.2    Stamp Taxes.

     In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration or otherwise with respect to, the Credit Agreement (hereinafter referred to as "Other Taxes").

4.7.3    Indemnification for Taxes Paid by Lenders.

     The Borrower shall indemnify the Lenders for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this subsection) paid by such Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender makes written demand therefor.

4.7.4    Certificate.

     Within 30 days after the date of any payment of any Taxes by the Borrower, the Borrower shall furnish to the Administrative Agent for the benefit of the Lenders the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by the Borrower, the Borrower shall, if so requested by any Lender, provide a certificate of an officer of the Borrower to that effect.

4.7.5    Survival.

     Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in subsections 4.7.1 [No Deductions] through 4.7.4 [Certificate] shall survive the payment in full of the Term Loan made to Borrower by any Lender under the Agreement.

4.7.6    Refund and Contest.

     If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes or Other Taxes with respect to which the Borrower was required to take the actions specified in the second sentence of subsection
4.7.1 [No Deductions], the relevant Lender (to the extent such Lender reasonably determines in good faith that it will not suffer any adverse effect as a result thereof) shall cooperate with the Borrower in challenging the imposition of such Taxes or Other Taxes at the Borrower's expense if so requested by the Borrower in writing. If such Lender receives a refund of Taxes or Other Taxes for which the payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender is attributable to the Borrower, then such Lender shall reimburse the Borrower for such amount as such Lender determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. No Lender nor any Agent shall be obliged to disclose information regarding its tax affairs or computations to Borrower in connection with this Section 4.7.6 or any other provision of Section 4.7 [Taxes].

5.    REPRESENTATIONS AND WARRANTIES

5.1      Representations and Warranties.

     The Borrower represents and warrants to the Agents and each of the Lenders as follows:

5.1.1    Organization and Qualification.

     Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary and where the failure to so qualify could reasonably be expected to result in a Material Adverse Change.

5.1.2    LLC Interests of Borrower; Subsidiaries; and Subsidiary Shares.

     Schedule 5.1.2 states the name of each of the Borrower's Subsidiaries, whether such Subsidiary is a Significant Subsidiary, Inactive Subsidiary or a Special Subsidiary, its jurisdiction of organization, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. Schedule 5.1.2 also sets forth the jurisdiction of organization of the Borrower, its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "Borrower LLC Interests"). The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien, other than liens in favor of the Administrative Agent for the benefit of the Lenders under the Loan Documents. AWAC has good and marketable title to all of the Borrower LLC Interests it purports to own, free and clear in each case of any Lien. All Borrower LLC Interests, Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests, LLC Interests and Borrower LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Borrower LLC Interests, Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 5.1.2.

5.1.3    Power and Authority.

     Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part. The Borrower and each Subsidiary of the Borrower party to the Acquisition Documents has full power to enter into, execute, deliver and perform the Acquisition Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its respective part.

5.1.4    Validity and Binding Effect.

     This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan
Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance. The Acquisition Documents have been duly and validly executed and delivered by the Borrower and each Subsidiary of the Borrower party thereto. The Acquisition Documents constitute the legal, valid and binding obligation of the Borrower and each Subsidiary of the Borrower party thereto, enforceable against each such Person in accordance with the terms thereof, except to the extent that enforceability of the Acquisition Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law, affecting the enforceability of creditors' rights generally or limiting the right of specific performance. A complete copy of the Acquisition Documents has been delivered to the Administrative Agent.

5.1.5    No Conflict.

     Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any Subsidiary of any Loan Party, is a party or by which any of the foregoing Persons is bound or to which any of the foregoing Persons is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any Subsidiary of any Loan Party (other than Liens granted under the Loan Documents).

5.1.6    Litigation.

     There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change. None of the Loan Parties or any Subsidiary of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in a Material Adverse Change.

5.1.7    Financial Statements.

     (i) Borrower Historical Statements. The Borrower has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 2001 (the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

     (ii)  Accuracy  of  Financial  Statements.  Neither  the  Borrower  nor any
Subsidiary of the Borrower has on the Restatement Effective Date any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which could reasonably be expected to result in a Material Adverse Change. Since December 31, 2001, no Material Adverse Change has occurred, except as set forth on
Schedule 5.1.7.

     (iii) Financial Projections. The Borrower has delivered to the Agents financial projections of the Borrower and its Subsidiaries, on a consolidated and consolidating basis, for the period January 1, 2002, through and including December 31, 2007, derived from various assumptions of the Borrower's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections accurately reflect, in all material respects on a consolidated basis, the liabilities of the Borrower and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Restatement Effective Date.

5.1.8    Use of Proceeds; Margin Stock.

     (i) General.

     The Loan Parties shall use the proceeds of the Term Loans in accordance with Sections 2.4 [Use of Proceeds] and 7.1.9 [Use of Proceeds].


     (ii) Margin Stock.

     None of the Loan Parties nor any Subsidiary of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Term Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties nor any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

5.1.9    Full Disclosure.

     Neither this  Agreement nor any other Loan  Document,  nor the  Acquisition
Documents, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains with respect to the Borrower and its Subsidiaries any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the
Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

5.1.10   Taxes.

     All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

5.1.11   Consents and Approvals.

     No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 5.1.11, all of which shall have been obtained or made on or prior to the Restatement Effective Date except as otherwise indicated on Schedule 5.1.11.

5.1.12 No Event of Default; Compliance With Instruments and Material Contracts.

     No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Restatement Effective Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiary of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation could reasonably be expected to result in a Material Adverse Change. All Material Contracts described in the definition of "Material Contracts" to which any Loan Party or any Subsidiary of any Loan Party is a party or by which any Loan Party or Subsidiary of any Loan Party is bound are valid, binding and enforceable upon such Loan Party or Subsidiary and to the best knowledge of the Borrower upon each of the other parties thereto in accordance with their respective terms and there is no default by any Loan Party or any Subsidiary of any Loan Party under any Material Contract nor, to the Loan Parties' knowledge, any default thereunder with respect to parties thereto other than any Loan Party or Subsidiary of a Loan Party except in each case to the extent the same could not reasonably be expected to result in a Material Adverse Change. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably be expected to result in a Material Adverse Change.

5.1.13   Insurance.

     No notice has been given or claim made and no grounds exist to cancel or avoid any insurance policies or bonds to which the Loan Parties are subject or to reduce the coverage provided thereby. The Loan Parties are subject to insurance policies and bonds providing adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

5.1.14   Compliance With Laws.

     The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.18 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

5.1.15   Investment Companies; Regulated Entities.

     None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiary of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

5.1.16   Plans and Benefit Arrangements.

     (i) The Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

     (ii) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

     (iii) Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

5.1.17   Employment Matters.

     Each of the Loan Parties and each of their Subsidiaries is in substantial compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply could reasonably be expected to result in a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case could reasonably be expected to result in a Material Adverse Change.

5.1.18   Environmental Matters.

     Except as set forth on Schedule 5.1.18:

     (a) the Loan Parties and their Subsidiaries are and have been in substantial compliance with all Environmental Laws, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change;

     (b) the Loan Parties and their Subsidiaries hold and are operating in substantial compliance with Environmental Permits, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change;

     (c) neither any property of any Loan Party or any Subsidiary of any Loan Party nor their respective operations conducted thereon violates any order of any court governmental authority made pursuant to Environmental Laws except for noncompliance with respect thereto which could not reasonably be expected to result in a Material Adverse Change;

     (d) there are no pending or, to the knowledge of any Loan Party, threatened Environmental Claims against any Loan Party or any Subsidiary of any Loan Party which could reasonably be expected to result in a Material Adverse Change; and

     (d) there are no pending or, to the knowledge of any Loan Party, threatened Environmental Complaints against any Loan Party or any Subsidiary of any Loan Party which could reasonably be expected to result in a Material Adverse Change.

5.1.19   Senior Debt Status.

     The Obligations of each Loan Party under this Agreement, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

5.1.20   Title to Properties.

     Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases.

5.1.21   Security Interests.

     The Liens and security interests continued on the Restatement Effective Date or thereafter granted to the Administrative Agent for the benefit of itself and the Lenders pursuant to the Collateral Documents constitute and will continue to constitute Prior Security Interests under the Uniform Commercial
Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law, entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Financing statements relating to said security interests have been filed in each office and, in each jurisdiction where required in order to perfect the security interests described above, possession has been taken of all certificates or instruments evidencing the Collateral, and all such action as is necessary or advisable to establish such rights of the Administrative Agent for the benefit of itself and the Lenders has been taken, and there is no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

5.1.22   Status of the Pledged Collateral.

     All the Subsidiary Shares, Partnership Interests or LLC Interests included in the Collateral to be pledged pursuant to the Pledge Agreement (Subsidiary Equity Interests) are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement (Subsidiary Equity Interests) and except as the right of the Lenders to dispose of the Subsidiary Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the SEC thereunder and by applicable state securities laws and the Canyon Fuel LLC Agreement. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the Subsidiary Shares, Partnership Interests or LLC Interests included in the Collateral except for the partnership agreements and limited liability company agreements described on
Schedule 5.1.22. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Administrative Agent.

5.1.23   Coastal Agreement.

     Canyon Fuel is a "Buyer Indemnitee" under the Coastal Agreement and, as such, has the rights of an "Indemnified Party" under the Coastal Agreement. Consummation of the Acquisition Transactions did not alter the rights of Canyon Fuel under the Coastal Agreement.

5.1.24   Solvency.

     On the Restatement Effective Date and at the time of the borrowing of the Term Loans, both the Borrower and the Borrower and its Subsidiaries on a consolidated basis are Solvent after giving effect to the transactions contemplated by the Loan Documents and any incurrence of Indebtedness and all other Obligations.

5.2      Continuation of Representations.

     Except as to those representations and warranties limited by their terms to the Closing Date or the Restatement Effective Date, as the case may be, the Borrower makes the representations and warranties in this Section 5 on the Restatement Effective Date.

6.  CONDITIONS OF LENDING

     The obligation of each Lender to amend and restate the Original Credit Agreement and make the Term Loans hereunder is subject to the performance by the Borrower of its Obligations to be performed hereunder at or prior to the making of the Term Loans and to the satisfaction of the following further conditions:

6.1      Conditions to Amendment and Restatement of the Credit Agreement.

     On the Restatement Effective Date:

6.1.1    Officer's Certificate.

     The representations and warranties of the Borrower contained in Section 5 [Representations and Warranties] and of each Loan Party in each of the other Loan Documents shall be true and accurate on and as of the Restatement Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of the Borrower dated the Restatement Effective Date and signed by the Chief Executive Officer, President, Chief Financial Officer, other authorized officer or Managing Member of the Borrower to each such effect.

6.1.2    Secretary's Certificate.

     There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Restatement Effective Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

     (i) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents;

     (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and

     (iii) a copy of each Loan Party's organizational documents, including its certificate of incorporation and bylaws, certificate of limited partnership and partnership agreement, or limited liability company certificate and agreement, as the case may be, as in effect on the Restatement Effective Date and, in the case of the certificate of incorporation, limited partnership certificate or limited liability company certificate, certified by the appropriate state official where such documents are filed in a state office, together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in the state of its formation and each jurisdiction where it conducts business.

6.1.3    Delivery of Loan Documents; Filing Receipts.

     This Agreement, the Guaranty Agreement, the Collateral Sharing Agreement, the Collateral Documents, the Term Notes, the Intercompany Subordination Agreement, and the other Loan Documents shall have been duly executed and delivered to the Administrative Agent and shall continue the Obligations and the liens and security interests in the Collateral for the benefit of the Lenders, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Subsidiary Shares, the Partnership Interests and the LLC Interests, and all other instruments and Collateral required to be delivered to the Administrative Agent for the benefit of the Lenders under the Collateral Documents. The Administrative Agent shall have received copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to continue the perfection of the Lien of the Lenders on the Collateral or other satisfactory evidence of such recordation and filing.

6.1.4    Opinion of Counsel.

     There shall be delivered to the Administrative Agent for the benefit of each Lender a written opinion of Kirkpatrick & Lockhart LLP and of Robert G. Jones, General Counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Administrative Agent), dated the Restatement Effective Date and in form and substance satisfactory to the Administrative Agent and its counsel:

     (i) as to the matters set forth in Exhibit 6.1.4; and

     (ii) as to such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

6.1.5    Legal Details.

     All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request.

6.1.6    Payment of Fees.

     The Borrower shall have paid or caused to be paid to the Arrangers all fees required to be paid by the Borrower to the Arrangers for their own account or for the account of each Lender, and all other fees accrued through the Restatement Effective Date and the costs and expenses for which the Arrangers and the Lenders are entitled to be reimbursed.

6.1.7    Consents.

     All material consents required to effectuate the transactions contemplated by the Loan Documents shall have been obtained.

6.1.8    Officer's Certificate Regarding No Material Adverse Change.

     Since December 31, 2001, no event shall have occurred with respect to the Borrower and its Subsidiaries which could reasonably be expected to result in a Material Adverse Change; since December 31, 2001, there shall have been no material change in the management of the Borrower; and there shall have been delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Restatement Effective Date, in form and substance satisfactory to the Agents, and signed by the President, other executive financial officer or Managing Member of the Borrower to each such effect and further certifying that the Borrower and its Subsidiaries on a consolidated basis are Solvent after giving effect to the transactions contemplated hereby, the accuracy of all representations and warranties by the Loan Parties under the Loan Documents, the compliance with all covenants under the Loan Documents and the absence of any Event of Default or Potential Default.

6.1.9    No Violation of Laws.

     The making of the Term Loans, and the consummation of the transactions contemplated hereby shall not contravene any Law applicable to any Loan Party or any of the Lenders.

6.1.10   No Actions or Proceedings.

     No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement or the other Loan Documents, or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents .

6.1.11   Insurance.

     The Borrower shall have delivered to the Agents evidence of the insurance required under the Loan Documents.

6.1.12   Report of Independent Engineer.

     The Borrower shall have delivered to the Agents the report of Weir International, independent engineers, with respect to the coal reserves of Borrower and its Subsidiaries and such other matters as are contained in such report.

6.1.13   Credit Facility for the Parent.

     All conditions to the effectiveness of the amendment and restatement on the Restatement Effective Date of the Arch Credit Facility shall have been satisfied.

6.1.14   Satisfactory Environmental Review.

     The environmental condition of the Loan Parties' and their Subsidiaries' assets shall be satisfactory to the Agents in all respects.

6.1.15   Refinancing.

     (a) To permit the refinancing by the Lenders of the term loans outstanding under the Original Credit Agreement, Borrower shall have (i) delivered to the Administrative Agent not later than 10:00 a.m., Pittsburgh time, three (3) Business Days prior to the first Borrowing Date hereunder an appropriately completed irrevocable Rate Request pursuant to which Term Loans in an amount sufficient to refinance the term loans under the Original Credit Agreement shall be requested, and (ii) made appropriate arrangements with respect to all amounts outstanding under the Original Credit Agreement in order to accomplish the amendment and restatement thereof on such first Borrowing Date.

     (b) In the event Borrower requests that the first Borrowing Date hereunder occur on the Restatement Effective Date, Borrower shall provide to the Administrative Agent, in addition to the Rate Request required by Clause (a) directly above, its agreement in the form of Exhibit 6.1.15 pursuant to which Borrower shall be bound by the terms of Section 4.5.2 [Indemnity] with respect to such proposed borrowing notwithstanding that this Agreement shall not be effective at the time of such request and may not become effective on the date such borrowing is contemplated.

7.   COVENANTS

7.1      Affirmative Covenants.

     The Borrower covenants and agrees that until payment in full of the Term Loans and interest thereon, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Borrower shall, and shall cause each of its Subsidiaries to, comply at all times with the following affirmative covenants:

7.1.1    Preservation of Existence, Etc.

     The Borrower shall maintain its legal existence as a limited liability company. The Borrower shall maintain its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify or maintain such qualification could be corrected without a material adverse effect on the Borrower. The Borrower shall cause each of its Subsidiaries to maintain its legal existence as a corporation, limited partnership or limited liability company, as the case may be except as otherwise expressly permitted in Section 7.2.3 [Liquidations, Mergers, etc.]. The Borrower shall cause each of its Subsidiaries to maintain its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Change.

7.1.2    Payment of Liabilities, Including Taxes, Etc.

     The Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid after becoming due, might become a lien or charge upon any properties of the Borrower or any Subsidiary of the Borrower, provided that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and with respect to which there are proper reserves as required by GAAP, but only to the extent that failure to discharge any such liabilities would not adversely affect the value of the Collateral.

7.1.3    Maintenance of Insurance.

     The Borrower shall, and shall cause each of its Subsidiaries to, be subject to insurance policies which insure their respective properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

7.1.4    Maintenance of Properties and Leases.

     The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its respective material properties, necessary or useful in the proper conduct of the business of the Borrower or such Subsidiary of the Borrower, in good working order and condition, ordinary wear and tear excepted.

7.1.5    Visitation Rights.

     The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect during normal business hours any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of the Borrower or any Subsidiary of the Borrower, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

7.1.6    Keeping of Records and Books of Account.

     The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

7.1.7    Plans and Benefit Arrangements.

     The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, could not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

7.1.8    Compliance With Laws.

     The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 7.1.8 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate could reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall and shall cause each of its Subsidiaries to comply with all Environmental Permits applicable to their respective operations and properties; obtain, maintain, comply with and renew all Environmental Permits necessary for their respective operations and properties; and manage, use and handle all Regulated Substances in compliance with all applicable Environmental Laws, in each case, except for such non-compliance which would not or could not reasonably be expected to result in a Material Adverse Change.

7.1.9    Use of Proceeds.

     On and after the Restatement Effective Date, the Borrower will use the proceeds of the Term Loans only to continue and refinance the term loans under the Original Credit Agreement. The Borrower's use of the proceeds of the Term Loans shall not be for any purpose which contravenes any applicable Law or any provision hereof.

7.1.10   Operation of Mines.

     The Borrower shall, and shall cause each of its Subsidiaries to, operate their mines in all material respects in accordance with sound coal mining practices.

7.1.11   Maintenance of Material Contracts.

     The Borrower shall, and shall cause each of its Subsidiaries to, comply with the provisions of and to maintain in full force and effect all material licenses and material permits required for the lawful operation of the Borrower and each of its Subsidiaries (other than Environmental Permits which are addressed in Section 7.1.8 [Compliance With Laws] above) and all Material Contracts to which any such Person is a party, except where the failure to so maintain in full force and effect a material license, material permit or Material Contract could not be reasonably expected to result in a Material Adverse Change.

7.1.12   Further Assurances.

     Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.


7.1.13   Subordination of Intercompany Loans.

     Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party or by any Subsidiary of any Loan Party to any Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

7.1.14   Pledged Collateral Account.

     The Borrower shall deposit in an account (the "Pledged Collateral Account") at the end of each fiscal quarter the amount specified below:


                 For Each Fiscal Quarter Ending                          Deposit Amount

        June 30, 2002                                                          $0
        September 30,2002                                                      $0
        December 31, 2002                                                      $0
        March 31, 2003                                                         $0
        June 30, 2003                                                          $0
        September 30, 2003                                                     $0
        December 31, 2003                                                      $0
        March 31, 2004                                                     $7,500,000
        June 30, 2004                                                      $7,500,000
        September 30, 2004                                                 $7,500,000
        December 31, 2004                                                  $7,500,000
        March 31, 2005                                                     $17,500,000
        June 30, 2005                                                      $17,500,000
        September 30, 2005                                                 $17,500,000
        December 31, 2005                                                  $17,500,000
        March 31, 2006                                                     $56,250,000
        June 30, 2006                                                      $56,250,000
        September 30, 2006                                                 $56,250,000
        December 31, 2006                                                  $56,250,000
        March 31, 2007                                                     $70,000,000
        June 30, 2007                                                      $70,000,000
        September 30, 2007                                                 $70,000,000
        December 31, 2007                                                  $70,000,000
        March 31, 2008                                                     $70,000,000

     It is acknowledged that the amount deposited in the Pledged Collateral Account shall be held as collateral security for the Loans in accordance with the Pledge Agreement (Pledged Collateral Account).

7.2      Negative Covenants.

     The Borrower covenants and agrees that until payment in full of the Term Loans and interest thereon, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Borrower shall and shall, cause each of its Subsidiaries to, comply with the following negative covenants:

7.2.1    Indebtedness.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

     (i) Indebtedness under the Loan Documents;

     (ii) unsecured Indebtedness of the Borrower payable to the Parent;

     (iii) other Indebtedness, not to exceed in the aggregate at any time outstanding for the Borrower and its Subsidiaries, $50,000,000; and

     (iv) Indebtedness of any Subsidiary of the Borrower payable to the Borrower, so long as such Indebtedness is subordinated to the obligations of the Loan Parties under the Loan Documents pursuant to the Intercompany Subordination Agreement.

7.2.2    Liens.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its respective property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

7.2.3    Liquidations, Mergers, Consolidations, Acquisitions.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that:

     (1) any Subsidiary of the Borrower may consolidate or merge into any other Subsidiary of the Borrower (except for Canyon Fuel);

     (2) any Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person, (B) substantially all of assets of another Person or of a business or division of another Person, or (C) any additional ownership interest in Canyon Fuel (each a "Permitted Acquisition"), provided that each of the following requirements is met:

     (i) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition;

     (ii) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 7.2.7 [Continuation of or Change in Business], and in the case of any merger a Loan Party shall be the surviving entity after giving effect to such transaction;

     (iii) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition; and

     (iv) the Borrower and its Subsidiaries shall be in compliance with the covenants contained in Sections 7.2.10 [Maximum Leverage Ratio], 7.2.11 [Minimum Fixed Charge Coverage Ratio], 7.2.12 [Minimum EBITDDA], and 7.2.13 [Minimum Net Worth] determined on a pro forma basis after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition as if such Indebtedness were incurred as of the first day of the applicable period of determination).

7.2.4    Dispositions of Assets or Subsidiaries.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon, securitize or enter into a securitization transaction or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment, general intangibles, with or without recourse, or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Borrower), except:

     (i) transactions involving the sale of inventory or equipment in the ordinary course of business;

     (ii) any sale, transfer or lease of assets by any wholly-owned Significant Subsidiary of the Borrower to the Borrower or to any other wholly-owned Significant Subsidiary of the Borrower;

     (iii) any sale of assets if and to the extent the Net Cash Proceeds thereof are applied within 180 days of the consummation of such sale to the purchase by the Borrower or a Subsidiary of substitute assets; provided that the Borrower shall have delivered to the Administrative Agent a certificate (a "Replacement Sales Certificate") of the chief financial officer or the treasurer of the Borrower, certifying as to (x) the amount of such Net Cash Proceeds and (y) the fact that the Borrower or a Subsidiary shall invest such Net Cash Proceeds in substitute assets within 180 days of the date of consummation of such sale;

     (iv) any other sale, transfer or lease of assets so long as after giving effect thereto the Borrower and its Subsidiaries shall be in compliance with the covenants contained in Sections 7.2.10 [Maximum Leverage Ratio], 7.2.11 [Minimum Fixed Charge Coverage Ratio], 7.2.12 [Minimum EBITDDA], and 7.2.13 [Minimum Net Worth] determined on a pro forma basis, and prior to consummating any such sale, transfer or lease of assets, the Borrower shall have provided written notice thereof to the Administrative Agent together with a certification of the Borrower of the compliance of the Borrower and its Subsidiaries with such covenants, setting forth in such certification a detailed calculation of such pro forma compliance; or

     (v) any sale, transfer, lease or other disposition of assets in the ordinary course of business which are obsolete or are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business.

Notwithstanding the provisions of this Section 7.2.4, it is expressly agreed that the Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of the properties or assets, tangible or intangible, or any of the limited liability interests of Thunder Basin Coal Company LLC, a Delaware limited liability company, other than transactions permitted by clauses (i), (iii) or (v) above.

7.2.5    Affiliate Transactions.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to) with any Affiliate of the Borrower unless such transaction is not otherwise prohibited by this Agreement and is entered into in the ordinary course of business upon fair and reasonable arm's length terms and conditions.

7.2.6    Subsidiaries, Partnerships and Joint Ventures.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Significant Subsidiary (other than Canyon Fuel) which has joined the Guaranty Agreement as Guarantor on the Closing Date; (ii) any Subsidiary which after the Closing Date becomes a Significant Subsidiary and which upon becoming a Significant Subsidiary becomes a Guarantor in accordance with Section 10.18 [Joinder of Guarantors] and whose equity interests are pledged to the Administrative Agent for the benefit of the Lenders in accordance with Section 10.18; and (iii) any Subsidiary which is not a Significant Subsidiary. The Borrower shall cause any of its Subsidiaries which at any time becomes a Significant Subsidiary to become a Guarantor in accordance with Section 10.18 and shall cause each owner of the equity interests thereof to pledge such equity interests to the Administrative Agent for the benefit of the Lenders in accordance with Section 10.18. Except as shown on Schedule 7.2.6, neither the Borrower nor any Subsidiary of the Borrower shall become or agree to become (1) a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, or
(2) a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties.

7.2.7    Continuation of or Change in Business.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the business substantially as conducted and operated by the Borrower or such Subsidiary as of the date of consummation of the transactions contemplated by the Contribution Agreement and any business substantially related thereto, and neither the Borrower nor any Subsidiary of the Borrower shall permit any material change in such business.

7.2.8    Plans and Benefit Arrangements.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances, results in liability under ERISA or which could reasonably be expected to result in a Material Adverse Change.

7.2.9    No Restriction on Dividends.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or be bound by any agreement which prohibits or restricts, in any manner, the payment of dividends or other distributions (whether in cash, securities, property or otherwise), the incurrence of Indebtedness by the Borrower or any Subsidiary of the Borrower which is payable to Parent or the making of any loan to the Parent by the Borrower or any Subsidiary of the Borrower other than this Agreement, the restrictions applicable to Canyon Fuel set forth in the Canyon Fuel LLC Agreement and the restrictions applicable to the Borrower set forth in the Arch Western LLC Agreement.

7.2.10   Maximum Leverage Ratio.

     The Borrower shall not at any time permit the Leverage Ratio to exceed the ratio set forth below for the periods specified below:

                      Period                                       Ratio

        Restatement Effective Date through and
            including December 31, 2002                          3.25 to 1.00
        January 1, 2003 through and including
            December 31, 2003                                    2.75 to 1.00
        January 1, 2004 and
            thereafter                                           2.25 to 1.00
7.2.11   Minimum Fixed Charge Coverage Ratio.

     The Borrower shall not permit the Fixed Charge Coverage Ratio to be less than the ratio specified below for the periods specified below:

                      Period                                       Ratio
        Restatement Effective Date through and
            including December 31, 2003                           2.75 to 1.00
        January 1, 2004 and
            thereafter                                            3.75 to 1.00

7.2.12   Minimum EBITDDA.

     The Borrower shall not permit the sum of EBITDDA of the Borrower and its Subsidiaries, plus, without duplication, the Appropriate Percentage of each Special Subsidiary's EBITDDA, each on a consolidated basis in accordance with GAAP, calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ended, to be less than the amount specified below during the following periods:

                      Period                                  Minimum EBITDDA

        Restatement Effective Date through and including
            December 31, 2002                                    $140,000,000
        January 1, 2003 through June 30, 2003                    $150,000,000
        July 1, 2003 through December 31, 2003                   $175,000,000
        January 1, 2004 through June 30, 2005                    $200,000,000
        July 1, 2005 and thereafter                              $225,000,000

7.2.13   Minimum Net Worth.

     The Borrower shall not at any time permit Consolidated Tangible Net Worth (determined without regard to the valuation of derivatives as required by GAAP and as the effect thereof is reported in the "Other Comprehensive Income" category on the Borrower's consolidated balance sheet for each period from and after April 1, 2002) to be less than the Base Net Worth.

7.2.14   Loans and Investments.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds (other than, in the ordinary course of business, royalty bonds or bonds securing performance by the Borrower or a Subsidiary of the Borrower under bonus bids), notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other Investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

     (i) trade credit extended on usual and customary terms in the ordinary course of business;

     (ii) Permitted Investments;

     (iii) loans by the Borrower to the Parent so long as each such loan is evidenced by the Eligible Note Receivable which is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Note Pledge Agreement; provided, however, that no such loans shall be made at any time that (x) an Event of Default has occurred and is continuing and the Required Lenders have requested the Administrative Agent to prohibit loans to the Parent by the Borrower as provided in Section 8.2.1 or such loans have automatically been prohibited by the operation of Section 8.2.2, or (y) the Eligible Reserves, as measured as of the end of each fiscal quarter, are less than 1,350,000,000 tons;

     (iv) the investment by the Borrower in its Subsidiaries; and

     (v) other Investments, in connection with or related to the operations of the Borrower and its Subsidiaries, not exceeding $25,000,000 in the aggregate at any time.

     It is expressly agreed that no loans, investments, advances, dividends, distributions, dispositions or other transfers of cash of any nature by the Borrower to the Parent shall be made unless made pursuant to the Eligible Note Receivable in accordance with clause (iii) of this Section 7.2.14, other than , so long as no Event of Default exists after giving effect thereto, any distribution, in an amount equal to the Hypothetical Income Tax Amount pursuant to Section 4.3 of the Arch Western LLC Agreement, to Parent concurrent with the making of such distribution to the ARCO Member.

7.2.15   No Amendments to Acquisition Documents.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any amendment or modification to or waiver or consent under (or solicit any such amendment, modification, waiver or consent) any of the Acquisition Documents or the Coastal Agreement which could reasonably be expected to be material and adverse to the Lenders without the prior written consent of the Agents.

7.2.16   Limitation on Capital Expenditures.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, make any payments exceeding $150,000,000 in the aggregate in any fiscal year on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease.

7.3      Reporting Requirements.

     The Borrower covenants and agrees that until payment in full of the Term Loans and interest thereon, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Borrower will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

7.3.1    Quarterly Financial Statements.

     As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower and its Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter, related consolidated and consolidating statements of income and equity, and related consolidated statement of cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Treasurer or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

7.3.2    Annual Financial Statements.

     As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower and its Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, related consolidated and consolidating statements of income and equity, and related consolidated statement of cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and with respect to the consolidated financial statements certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.

7.3.3    Certificate of the Borrower.

     Concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Lenders pursuant to Sections 7.3.1 [Quarterly Financial Statements] and 7.3.2 [Annual Financial Statements], a certificate of the Borrower signed by the Chief Executive Officer, President, Treasurer or Chief Financial Officer of the Borrower, in the form of Exhibit 7.3.3, to the effect that, except as described pursuant to Section 7.3.4 [Notice of Default],
(i) the representations and warranties of the Borrower contained in Section 5 [Representations and Warranties] and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time which shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate, (iii) containing a list of each Significant Subsidiary, each Inactive Subsidiary and each Special Subsidiary, other than those set forth on Schedule 5.1.2, (iv) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2 [Negative Covenants], and (v) certifying the amount of the Eligible Reserves as required by clause (iii) of Section 7.2.14 hereof, including setting forth for the period applicable to such certificate the Eligible Reserves mined during such period, the Eligible Reserves acquired during such period, and the Eligible Reserves divested during such period, all in form and substance reasonably satisfactory to the Agents.

7.3.4    Notice of Default.

     Promptly after any officer of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.

7.3.5    Notice of Litigation.

     Promptly after the commencement thereof or promptly after the determination thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or any Subsidiary of any Loan Party, which (x) involve or could be reasonably expected to involve assessments against any Loan Party or any Subsidiary of any Loan Party in excess of $10,000,000, individually or in the aggregate, or (y) involve a claim or series of claims which if adversely determined could reasonably be expected to result in a Material Adverse Change or (z) adversely affect the value of the Collateral.

7.3.6    Notice of Change in Debt Rating.

     Within five (5) Business Days after Standard & Poor's or Moody's announces a change in the Debt Rating, notice of such change. Borrower will deliver together with such notice a copy of any written notification which Borrower received from the applicable rating agency regarding such change of the Debt Rating.

7.3.7    Notices Regarding Plans and Benefit Arrangements.

7.3.8    Certain Events.

     Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

     (i) any Reportable Event with respect to the Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

     (ii) any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

     (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

     (iv) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

     (v) any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

     (vi) withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan,

     (vii) a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

     (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

     (ix) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

7.3.9    Notices of Involuntary Termination and Annual Reports.

     As soon as available or within thirty (30) days after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

7.3.10   Notice of Voluntary Termination.

     Promptly upon the filing thereof, copies of any notice of standard or distress termination with the PBGC, or any successor or equivalent form, filed with the PBGC in connection with the termination of any Plan.

7.3.11   Other Information.

     Promptly following request therefor, such other information as any Agent or Lender may reasonably request, including, without limitation, forecasts and projections.

7.3.12   Annual Reserves Verification.

     Within one hundred twenty (120) days following each fiscal year end of the Borrower, the Borrower shall deliver to each Agent and each Lender the report of Weir International, or such other independent engineer as shall be reasonably satisfactory to the Agents, verifying the amount of the Eligible Reserves by using reasonable assumptions and standards.


8.  DEFAULT

8.1      Events of Default.

     An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

8.1.1    Payments Under Loan Documents.

     The Borrower shall fail to pay (i) any principal of any Term Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) when such principal is due hereunder or (ii) any interest on any Term Loan, or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

8.1.2    Breach of Warranty.

     Any representation or warranty made at any time by the Borrower herein or by any of the other Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

8.1.3    Breach of Negative Covenants or Visitation Rights.

     Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 7.1.5 [Visitation Rights], Section 7.2 [Negative Covenants], or Section 7.3.4 [Notice of Default];

8.1.4    Breach of Other Covenants.

     (a) Any of the Loan Parties shall fail to timely perform the covenants set forth in Sections 7.3.1 [Quarterly Financial Statements], 7.3.2 [Annual Financial Statements] or 7.3.3 [Certificate of the Borrower] and such default shall continue unremedied for a period of thirty (30) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof;

     (b) Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Administrative Agent in its sole discretion);

8.1.5    Defaults in Other Agreements or Indebtedness.

     (a) A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness or any Derivatives Obligations under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $10,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes (or with the giving of notice or the passage of time or both would permit or cause) the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

     (b) A default or event of default shall occur at any time under the terms of or with respect to any Obligation (as such term is defined in the Collateral Sharing Agreement), and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness or other obligation thereunder when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes (or with the giving of notice or the passage of time or both would permit or cause) the acceleration of any indebtedness or other obligation (whether or not such right shall have been waived) or the termination of any other agreement or instrument evidencing any Obligations (as such term is defined in the Collateral Sharing Agreement);

8.1.6    Judgments or Orders.

     Any judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be entered against any Loan Party or any Subsidiary of any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry; provided, however, that any such judgment or order shall not be an Event of Default under this Section 8.1.6 if and for so long as (i) the amount of such judgment or order in excess of $10,000,000 is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;

8.1.7    Loan Document Unenforceable.

     Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against any Loan Party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

8.1.8    Proceedings Against Assets.

     Any of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

8.1.9    Notice of Lien or Assessment.

     A notice of Lien or assessment in excess of $10,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any tax or debt owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

8.1.10   Insolvency.

     The Borrower and its Subsidiaries, taken as a whole, cease to be Solvent, or the Borrower and its Subsidiaries, taken as a whole, fail to pay their debts generally as they become due or admit their inability to pay their debts generally as they become due;

8.1.11   Events Relating to Plans and Benefit Arrangements.

     Any of the following occurs: (i) any Reportable Event, which the Administrative Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan;
(iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the

Administrative Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi),
(vii), (viii) or (ix), the Administrative Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

8.1.12   Cessation of Business.

     The Loan Parties, taken as a whole, cease to conduct their business as contemplated, except as expressly permitted under Section 7.2.3 [Liquidations, Mergers, etc.] or 7.2.4 [Dispositions of Assets and Subsidiaries], or are enjoined, restrained or in any way prevented by court order from conducting all or any material part of their business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

8.1.13   Change of Control.

     Any of the following shall occur: (i) Parent shall cease to own, directly or indirectly, at least ninety-nine percent (99%) of all issued and outstanding member interests in the Borrower, (ii) any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 35% or more of the voting capital stock of the Parent; or (iii) within a period of twelve (12) consecutive calendar months, individuals who (1) were directors of the Parent on the first day of such period, (2) were nominated for election by the Parent, or (3) were appointed by the board of directors of the Parent shall cease to constitute a majority of the board of directors of the Parent;

8.1.14   Involuntary Proceedings.

     A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Parent, any Loan Party or Significant Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Parent, any Loan Party or Significant Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undisguised or unseated and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

8.1.15   Voluntary Proceedings.

     The Parent, any Loan Party or Significant Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

8.2      Consequences of Event of Default.

8.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Sections 8.1.1 [Payments Under Loan Documents] through 8.1.13 [Change of Control] shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Term Loans, and the Administrative Agent may, and upon the request of the Required Lenders shall, by written notice to the Borrower, take one or both of the following actions: (i) terminate the Commitments and thereupon the Commitments shall be terminated and of no further force and effect, (ii) declare the unpaid principal amount of the Term Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (iii) prohibit loans by the Borrower to the Parent, provided, however, that action under this clause (iii) shall be taken only upon the request of the Required Lenders; and

8.2.2    Bankruptcy, Insolvency or Reorganization Proceedings.

     If an Event of Default specified under Section 8.1.14 [Involuntary Proceedings] or 8.1.15 [Voluntary Proceedings] shall occur, the Commitments shall automatically terminate and be of no further force and effect, the Lenders shall be under no further obligation to make Term Loans hereunder and the unpaid principal amount of the Term Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and loans by the Borrower to the Parent shall automatically be prohibited; and

8.2.3    Set-off.

     If an Event of Default shall occur and be continuing, any Lender to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 9.13 [Equalization of Lenders] and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Term Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Lender or the Administrative Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Lender or the Administrative Agent; and

8.2.4    Suits, Actions, Proceedings.

     If an Event of Default shall occur and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of the Term Loans pursuant to any of the foregoing provisions of this Section 8.2, the Agents or the Required Lenders (or, at the request of the Agents or the Required Lenders, any Lender, and any such Lender that has received such a request shall thus be entitled to exercise the rights set forth in this Section) if owed any amount with respect to the Term Loans, may, to the extent permitted by Law, proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of any Agent or such Lender; and

8.2.5    Application of Proceeds.

     From and after the date on which the Administrative Agent or any Lender shall have taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, subject to the provisions of the Collateral Sharing Agreement, any and all proceeds received by the Administrative Agent or any Lender from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any remedy by the Administrative Agent or any Lender shall be applied as follows:

     (i) first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

     (ii) second, to the repayment of all Indebtedness then due and unpaid of the Loan Parties to the Lenders incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Administrative Agent may determine in its discretion; and

     (iii) the balance, if any, as required by Law.

8.2.6    Other Rights and Remedies.

     In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Administrative Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Administrative Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Administrative Agent and the Lenders under the Loan Documents or applicable Law.

8.2.7    Notice of Sale.

     Any notice required to be given by the Administrative Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Administrative Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

9.      THE AGENTS

9.1      Appointment.

     Each Lender hereby designates, appoints and authorizes: (i) PNC Bank to act as Administrative Agent for such Lender under this Agreement and the other Loan Documents for such Lender under this Agreement and to execute and deliver or accept on behalf of each of the Lenders the other Loan Documents, and (ii) authorizes each of PNC Bank and JPMorgan Chase to act as Agent for such Lender under this Agreement. Each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agents, the Administrative Agent or any of them by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Administrative Agent on behalf of the Lenders to the extent provided in this Agreement, and each of PNC Bank and JPMorgan Chase agrees to act as Agent on behalf of the Lenders to the extent provided in this Agreement.

9.2      Delegation of Duties.

     The Agents and the Administrative Agent may perform any of their respective duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of their respective duties as Agents or the Administrative Agent, as the case may be) and, subject to Sections 9.5 [Reimbursement and Indemnification of Agents by the Borrower] and 9.6 [Exculpatory Provisions; Limitation of Liability], shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained. It is acknowledged and agreed that each of Citibank, Credit Lyonnais, and U.S. Bank has received the title of Documentation Agent under this Agreement, however, such designation is solely to give each of Citibank, Credit Lyonnais, and U.S. Bank such title and each of Citibank, Credit Lyonnais, and U.S. Bank has no duties, responsibilities, functions, obligations or liabilities implied or otherwise under the Loan Documents solely as a result of being so designated as Documentation Agent.

9.3      Nature of Duties; Independent Credit Investigation.

     Neither the Agents nor the Administrative Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Administrative Agent and of the Agents shall be mechanical and administrative in nature; neither the Administrative Agent nor the Agents shall have by reason of this Agreement a fiduciary or trust relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or any Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "Agents" in this Agreement with reference to the Agents or Administrative Agent, as the case may be, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Lender expressly acknowledges (i) that neither the Administrative Agent nor any Agent has made any representations or warranties to it and that no act by the Administrative Agent or any Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Agent to any Lender; (ii) that it has made and will continue to make, without reliance upon the Administrative Agent or any Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Term Loans hereunder; and (iii) except as expressly provided herein, that neither the Administrative Agent nor any Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Term Loan, the issuance of any Letter of Credit or at any time or times thereafter.

9.4      Actions in Discretion of Agents; Instructions From the Lenders.

     The Administrative Agent and each Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Administrative Agent's or such Agent's rights, powers or discretion herein, provided that neither the Administrative Agent nor any Agent shall be required to take any action which exposes the Administrative Agent or any Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Lenders, the Administrative Agent and each Agent shall have authority, in their sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders, subject to Section 9.6 [Exculpatory Provisions, etc.]. Subject to the provisions of Section 9.6, no Lender shall have any right of action whatsoever against the Administrative Agent or any Agent as a result of the Administrative Agent or any Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders, or in the absence of such instructions, in the absolute discretion of the Administrative Agent or the Agents, as the case may be.

9.5      Reimbursement and Indemnification of Agents by the Borrower.

     The Borrower unconditionally agrees to pay or reimburse the Administrative Agent and each Agent and hold the Administrative Agent and each Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of outside counsel, appraisers and environmental consultants, incurred by the Administrative Agent or any Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or any Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent or any Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Agent's or any Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld.

9.6      Exculpatory Provisions; Limitation of Liability.

     Neither the Administrative Agent, any Agent nor any of their respective directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Lender for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Lender, the Administrative Agent or any Agent or any of their respective Subsidiaries against the Administrative Agent, any Agent, any Lender or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Term Loans, and the Borrower (for itself and on behalf of each of its Subsidiaries), the Administrative Agent, each Agent and each Lender hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or any Agent hereunder or given to the Administrative Agent or any Agent for the account of or with copies for the Lenders, the Administrative Agent, each Agent and each of their respective directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Administrative Agent, any Agent or any of their directors, officers, employees, agents, attorneys or Affiliates.

9.7      Reimbursement and Indemnification of Agents by the Lenders.

     Each Lender agrees to reimburse and indemnify the Administrative Agent and each Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share of Term Loans (or if no Term Loans are outstanding, of Commitments) from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, expenses or disbursements, including attorneys' fees and disbursements, and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, the Agents, or any of them in their respective capacities as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent or any Agent hereunder or thereunder, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements
(a) if the same results from the Administrative Agent's or any Agent's gross negligence or willful misconduct, as the case may be, or (b) if such Lender was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Lender shall remain liable to the extent such failure to give notice does not result in a loss to the Lender), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Lender, which shall not be unreasonably withheld. In addition, each Lender agrees promptly upon demand to reimburse the Administrative Agent and each Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share of Term Loans (or if no Term Loans are outstanding, of Commitments) for all amounts due and payable by the Borrower to the Administrative Agent or the Agents, as the case may be in connection with the periodic audit of the Loan Parties' books, records and business properties by the Administrative Agent or the Agents.

9.8      Reliance by Agents.

     The Administrative Agent and each Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Administrative Agent or any Agent. The Administrative Agent and each Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

9.9      Notice of Default.

     Neither the Administrative Agent nor any Agent shall be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless such person has received written notice from a Lender or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

9.10     Notices.

     Each of the Administrative Agent and each Agent agrees to promptly send to each Lender a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Administrative Agent shall promptly notify the Borrower and the other Lenders of each change in the Base Rate and the effective date thereof.

9.11     Lenders in Their Individual Capacities.

     With respect to its Commitment and the Term Loans made by it and any other rights and powers given to it as a Lender hereunder or under any of the other Loan Documents, the Administrative Agent and each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Administrative Agent or an Agent, as the case may be, and the term "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent and each Agent in its individual capacity. PNC Bank and its Affiliates, JPMorgan Chase and its Affiliates, each other Agent and its Affiliates and each of the Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with the Loan Parties and their Affiliates, in the case of the Administrative Agent or any Agent, as though it were not acting as Administrative Agent or Agent, as the case may be, hereunder and in the case of each Lender, as though such Lender were not a Lender hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates or any Agent or its respective Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that neither the Administrative Agent nor any Agent shall be under any obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

9.12     Holders of Term Notes.

     The Administrative Agent and each Agent may deem and treat any payee of any Term Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the Agents. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Term Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Term Note or of any Term Note or Term Notes issued in exchange therefor.

9.13     Equalization of Lenders.

     The Lenders and the holders of any participations in any Commitments or Term Loans or other rights or obligations of a Lender hereunder agree among themselves that, with respect to all amounts received by any Lender or any such holder for application on any Obligation hereunder or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interests in payments on the Term Loans, except as otherwise provided in Sections 3.4.3 [Administrative Agent's and Lender's Rights], 4.4.2 [Replacement of a Lender] or 4.5 [Additional Compensation in Certain Circumstances]. The Lenders or any such holder receiving any such amount shall purchase for cash from each of the other Lenders an interest in such Lender's Term Loans in such amount as shall result in a ratable participation by the Lenders and each such holder in the aggregate unpaid amount of the Term Loans, provided that if all or any portion of such excess amount is thereafter recovered from the Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Lender or the holder making such purchase.

9.14     Successor Agents.

     Any Agent or the Administrative Agent (i) may resign as Agent or Administrative Agent, as the case may be or (ii) shall resign if such resignation is requested by the Required Lenders (if the Agent or Administrative Agent is a Lender, such Agent's or Administrative Agent's Term Loans and Commitment shall be considered in determining whether the Required Lenders have requested such resignation) or required by Section 4.4.2 [Replacement of a Lender], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If any Agent or the Administrative Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor to such Agent or Administrative Agent, as the case may be, for the Lenders, subject to the consent of the Borrower, such consent not to be unreasonably withheld, provided that, no consent of the Borrower shall be required during any period when an Event of Default exists and is continuing, or (b) if a successor Agent or Administrative Agent shall not be so appointed and approved within the thirty (30) day period following an Agent's or the Administrative Agent's notice, as the case may be, to the Lenders of its resignation, then the resigning Administrative Agent or resigning Agent, as the case may be shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, provided that, no consent of the Borrower shall be required during any period when an Event of Default exists and is continuing, a successor who shall be a Lender shall serve as Administrative Agent or Agent, as the case may be, until such time as the Required Lenders appoint and the Borrower consents to the appointment of a successor to such resigning Administrative Agent or Agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor Administrative Agent or Agent shall succeed to the rights, powers and duties of the resigning Administrative Agent or Agent, as the case may be, and the terms "Agent" and "Administrative Agent" shall mean such successor Agent or Administrative Agent, as the case may be, effective upon its appointment, and the former Administrative Agent's or Agent's rights, powers and duties as an Agent or Administrative Agent shall be terminated without any other or further act or deed on the part of such former Agent or Administrative Agent or any of the parties to this Agreement. After the resignation of the Administrative Agent or any Agent hereunder, the provisions of this Section 9 shall inure to the benefit of such former Administrative Agent and each former Agent, and such former Administrative Agent and each former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was Administrative Agent or an Agent under this Agreement.

9.15     Administrative Agent's Fee.

     The Borrower shall pay to the Administrative Agent a nonrefundable fee (the "Administrative Agent's Fee") for the Administrative Agent's services hereunder under the terms of a letter (the "Administrative Agent's Letter") between the Borrower and the Administrative Agent, as amended from time to time.

9.16     Availability of Funds.

     The Administrative Agent may assume that each Lender has made or will make the proceeds of a Term Loan available to the Administrative Agent unless the Administrative Agent shall have been notified by such Lender on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Term Loan or two (2) hours before the time on which the Administrative Agent actually funds the proceeds of such Term Loan to the Borrower (whether using its own funds pursuant to this Section 9.16 or using proceeds deposited with the Administrative Agent by the Lenders and whether such funding occurs before or after the time on which Lenders are required to deposit the proceeds of such Term Loan with the Administrative Agent). The Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Term Loan after the end of such three-day period.

9.17     Calculations.

     In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Term Loans, fees or any other amounts due to the Lenders under this Agreement. In the event an error in computing any amount payable to any Lender is made, the Administrative Agent, the Borrower and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

9.18     Certain Releases of Guarantors and Collateral.

     It is expressly agreed that, upon the written request of the Borrower (accompanied by such certificates and other documentation as the Administrative Agent may reasonably request) the Administrative Agent on behalf of the Lenders and without any consent or action by any Lender, may, so long as no Event of Default exists after giving effect thereto, release: (i) any Collateral or any Guarantor from a Guaranty Agreement, in either case, in connection with any sale, transfer, lease, disposition, merger or other transaction permitted by this Agreement, or (ii) any Subsidiary from the Guaranty Agreement if such Subsidiary is no longer a Significant Subsidiary.

9.19     Beneficiaries.

     Except as expressly provided herein, the provisions of this Section 9 are solely for the benefit of the Administrative Agent, each Agent and the Lenders, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent and each Agent shall act solely as the Administrative Agent or Agent, as the case may be, of the Lenders and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

10.   MISCELLANEOUS

10.1     Modifications, Amendments or Waivers.

     With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that, no such agreement, waiver or consent may be made which will:

10.1.1   Increase of Commitments; Extension of Expiration Date.

     Increase the amount of the Commitment of any Lender hereunder or extend the Tranche A Expiration Date or the Tranche B Expiration Date without the prior written consent of each Lender directly affected thereby;

10.1.2  Extension  of  Payment;  Reduction  of  Principal,   Interest  or  Fees;
Modification of Terms of Payment.

     Whether or not any Term Loans are outstanding, extend the time for payment of principal or interest of any Term Loan or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Term Loan or reduce the rate of any fee payable to any Lender without the prior written consent of each Lender directly affected thereby;

10.1.3   Release of Collateral or Guarantor.

     Except  as set  forth  in  Section  9.18,  release  any  of the  Collateral
(including,  without  limitation,  any  amount  held in the  Pledged  Collateral
Account) or release any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations without the prior written consent of each Lender; or

10.1.4   Miscellaneous.

     Amend Sections 4.2 [Pro Rata Treatment of Lenders], 7.1.14 [Pledged Collateral Account], 9.6 [Exculpatory Provisions, etc.] or 9.13 [Equalization of Lenders] or this Section 10.1, alter any provision regarding the pro rata treatment of the Lenders, change the definition of Required Lenders, or change any requirement providing for the Lenders, the Required Lenders or all the Lenders to authorize the taking of any action hereunder without the prior written consent of each Lender adversely affected thereby; provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of any Agent in its capacity as such shall be effective without the written consent of such Agent and no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent in its capacity shall be effective without the written consent of the Administrative Agent.

10.2     No Implied Waivers; Cumulative Remedies; Writing Required.

     No course of dealing and no delay or failure of the Administrative Agent, any Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent, each Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

10.3 Reimbursement and Indemnification of Lenders by the Borrower; Taxes. Limitations.

     The Borrower agrees unconditionally upon demand to pay or reimburse to each Lender (other than the Administrative Agent and the Agents, as to which the Borrower's Obligations are set forth in Section 9.5 [Reimbursement and Indemnification of Agents by the Borrower]) and to save such Lender harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of outside counsel) for each Lender (except with respect to (A) and (B) below), incurred by such Lender

(a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Lender hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Lender's gross negligence or willful misconduct, or
(B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. None of the Agents nor any Lender shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons. None of the Agents nor any Lender shall be liable or responsible to the Borrower or other party hereto for any special, indirect, consequential or punitive damages in connection with the Term Loans or otherwise under or in connection with the Loan Documents, the transactions contemplated thereby or any of their respective obligations thereunder. The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrower hereunder by considering the use of one law firm to represent the Lenders, the Administrative Agent, and the Agents if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Administrative Agent, any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Administrative Agent, each Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.


10.4     Holidays.

                  Whenever payment of a Term Loan to be made or taken hereunder shall be due on a day which is not a Business Day, such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Tranche A Term Loans shall be due on the Business Day preceding the Tranche A Expiration Date if the Tranche A Expiration Date is not a Business Day and except that the Tranche B Term Loans shall be due on the Business Day preceding the Tranche B Expiration Date if the Tranche B Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Term Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

10.5     Funding by Branch, Subsidiary or Affiliate.

10.5.1   Notional Funding.

     Each Lender shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Term Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 4.5 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Term Loans or any sources of funding actually used by or available to such Lender.

10.5.2   Actual Funding.

     Each Lender shall have the right from time to time to make or maintain any Term Loan by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Term Loan subject to the last sentence of this Section
10.5.2. If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Term Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Term Loans to the same extent as if such Term Loans were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Term Loans hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 4.5 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

10.6     Notices.

     All notices, requests, demands, directions and other communications (as used in this Section 10.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex,
(d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agents or to the Administrative Agent shall not be effective until received. Any Lender giving any notice to the Borrower shall simultaneously send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of the receipt by it of any such notice. Any notice delivered to the Borrower shall be deemed to be notice to the Loan Parties and shall be binding upon all of the Loan Parties.

10.7     Severability.

     The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

10.8     Governing Law.

     This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

10.9     Prior Understanding.

     This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

10.10    Duration; Survival.

     All representations and warranties of the Borrower contained herein or made by any Loan Party in connection herewith shall survive the making of Term Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent, any Agent or the Lenders, the making of Term Loans or payment in full of the Term Loans. All covenants and agreements of the Borrower contained in Sections 7.1 [Affirmative Covenants], 7.2 [Negative Covenants] and 7.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until termination of the Commitments and payment in full of the Term Loans. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation  or  expenses  and  indemnification,  including  those set forth in
Section 4 [Payments] and Sections 9.5 [Reimbursement and Indemnification of Agents by the Borrower], 9.7 [Reimbursement and Indemnification of Agents by the Lenders] and 10.3 [Reimbursement and Indemnification of Lenders by the Borrower, etc.], shall survive payment in full of the Term Loans and termination of the Commitments.

10.11    Successors and Assigns.

10.11.1  Binding Effect; Assignments by Borrower.

     This Agreement shall be binding upon and shall inure to the benefit of the Lenders, the Agents, the Administrative Agent, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights and Obligations hereunder or any interest herein without the consent of all of the Lenders.

10.11.2  Assignments and Participations by Lenders; Designations.

     (a) Assignments and Participations.

     This Section shall apply to any assignment or participation by a Lender of its Term Loans or Commitments. Each Lender may, at its own cost, make assignments of all or any part of its Commitment and Term Loans to one or more banks or other entities, subject to the consent of the Borrower (which consent shall not be required during any period in which an Event of Default exists) and the Administrative Agent with respect to any assignee, such consents not to be unreasonably withheld, provided that assignments by a Lender to an Affiliate of such Lender or Approved Fund of any Lender may be made without the consent of either of the Borrower or the Administrative Agent upon written notice of such assignment to the Administrative Agent and compliance with the terms and conditions of this Section, and provided further that assignments may not be made in amounts less than $1,000,000 unless such assignment is an assignment of all of a Lender's Commitment or Term Loans or unless such assignment is an assignment to an Affiliate of such Lender, an Approved Fund of any Lender or to another Lender. Each Lender may, at its own cost, grant participations in all or any part of its Commitment and Term Loans made by it to one or more banks or other entities without the consent of any party hereto. In the case of an assignment of all or any portion of a Commitment, upon receipt by the Administrative Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Lender hereunder, the Commitments in Section 2.1 [Commitments] shall be adjusted accordingly, and upon surrender of the Term Note subject to such assignment, the Borrower shall execute and deliver a new Term Note to the assignee in an amount equal to the amount of the Commitment assumed by it and a new Term Note to the assigning Lender in an amount equal to the Commitment retained by it hereunder. Any assigning Lender (including a Lender assigning all or a portion of its Commitment and Term Loans to an Affiliate of such Lender or Approved Fund of any Lender and, in the case of a Lender which is a fund, to a fund under common control with such Lender) shall pay to the Administrative Agent a service fee in the amount of $2,500 for each assignment, which amount shall not be subject to reimbursement or indemnification by the Borrower; provided, however, in the case of assignments on the same day by a Lender to an Approved Fund, so long as the Administrative Agent in its sole discretion agrees in writing prior to any such assignment only a single $2,500 service fee shall be payable for all such assignments on such day by such Lender to such Approved Funds. In the case of a participation, the participant shall have only the rights specified in Section 8.2.3 [Set-Off] (the participant's rights against the selling Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 10.1.1 [Increase of Commitments, etc.], 10.1.2 [Extension of Payment, etc.] and 10.1.3 [Release of Collateral or Guarantor]), all of such Lender's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Lender had not sold such participation. Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent the form of certificate described in
Section 10.17 [Tax Withholding] relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section
10.12 [Confidentiality].

     (b) Designation.

     (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designated Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Term Loan that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (x) nothing herein shall constitute a commitment by any SPV to make any Term Loan, (y) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Term Loan, the Designating Lender shall be obligated to make such Term Loan pursuant to the terms hereof and (z) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of a Term Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Term Loan were made by such Designating Lender.

     (ii) As to any Term Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Term Loans or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any Loan Documents) and to exercise, on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Term Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Term Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV. Notwithstanding any term or condition hereof, no SPV, unless it shall have become a Lender hereunder in accordance with the terms of Section 10.11.2(a), shall be a party hereto or have any right to vote or give or withhold its consent under this Agreement. The Administrative Agent shall have no duty or obligation to give any notices required to be delivered hereunder to any SPV.

     (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the later of (x) payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, (y) the payment in full of all Term Loans, and (z) the termination of all Commitments, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof, provided that the Designating Lender for each SPV hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of the inability to institute any such proceeding against such SPV.

     (iv) In addition, notwithstanding anything to the contrary contained in this Section 10.11.2(b) or otherwise in this Agreement (other than the proviso set forth directly below in this Section 10.11.2(b), any SPV may (y) with notice to, but without the prior written consent of the Borrower or the Administrative Agent, at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Term Loans to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Term Loans and (z) disclose on a confidential basis any non public information relating to its Term Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV; provided, however, that in no event may any non-public financial information provided by the Borrower under Section 7.3 [Reporting Requirements] be provided by any SPV to any other Person. In no event shall the Borrower be obligated to pay to any SPV that has made a Term Loan any greater amount than the Borrower would have been obligated to pay under this Agreement if the Designating Lender had made such Term Loan. This Section 10.11.2(b) may not be amended without the written consent of any Designating Lender affected thereby.

10.11.3  Non-U.S. Assignees and Participants.

     Each Lender or assignee or participant of a Lender that is not incorporated under the laws of the U.S. or a state thereof (and, upon the written request of the Administrative Agent, each other Lender or assignee or participant of a Lender) shall deliver to the Borrower and the Administrative Agent a Withholding Certificate as described in Section 10.17 [Tax Withholding] relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 10.12 [Confidentiality].

10.11.4  Assignments by Lenders to Federal Reserve Banks.

     Notwithstanding any other provision in this Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Term Notes (if any) and the other Loan Documents to any Federal Reserve Bank without notice to or consent of the Borrower and the Administrative Agent, and any Lender which is an investment fund may pledge all or any portion of its Term Notes or Term Loans to its trustee in support of its obligations to such trustee. No such pledge or grant of a security interest shall release the transferor Lender of its obligations hereunder or under any other Loan Document. In no event shall such Federal Reserve Bank or trustee, as a result of such pledge or grant of a security interest, be considered to be a "Lender" hereunder or be entitled to require the assigning Lender to take or omit to take any action hereunder. For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.11 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

10.12    Confidentiality.

10.12.1  General.

     The Agents, the Administrative Agent and the Lenders each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates in writing as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agents, the Administrative Agent and the Lenders shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the execution, administration and enforcement of this Agreement, subject to the agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 10.11 [Successors and Assigns], (iii) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this
Section 10.12) (iv) to the extent requested by any bank regulatory authority, insurance company regulatory authority or, with notice to the Borrower as permitted by applicable Law, as otherwise required by applicable Law or by any subpoena or other legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (v) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the Lender's investment portfolio, (vii) in connection with the exercise, preservation or protection of any right or remedy hereunder or under the other Loan Documents, applicable law or in equity or (viii) if the Borrower shall have consented to such disclosure.

10.12.2  Sharing Information With Affiliates of the Lenders.

     The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and the Borrower (on its own behalf and on behalf of its Subsidiaries) hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of Section 10.12.1 above as if it were a Lender hereunder. Such authorization shall survive the repayment of the Term Loans and other Obligations and the termination of the Commitments.

10.13    Counterparts.

     This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

10.14    Agent's or Lender's Consent.

     Whenever the Administrative Agent's, any Agent's or any Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Administrative Agent, each Agent and each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

10.15    Exceptions.

     The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

10.16    CONSENT TO FORUM; WAIVER OF JURY TRIAL.

     THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE

MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS PROVIDED FOR IN SECTION 10.6 [NOTICES] AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. THE BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE BORROWER, THE AGENTS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

10.17    Tax Withholding.

     Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the U.S. or a state thereof (and, upon the written request of the Administrative Agent, each other Lender or assignee or participant of a Lender) agrees that it will deliver to each of the Borrower and the Administrative Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under ss.1.1441-1(c)(16) of the Income Tax Regulations ("Regulations")) certifying its status (i.e., U.S. or foreign Person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "Withholding Certificate" includes Form W-9; Form W-8BEN; Form W-8ECI; or, Form W-8IMY, and the related statements and certifications as required under ss.1.1441-1(c)(3) of the Regulations; a statement described in ss.1.871-14(c)(2)(v) of the Regulations; or, any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign Person. Each Lender, assignee or participant required to deliver to the Borrower and the Administrative Agent a valid Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Lender which is a party hereto on the Restatement Effective Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Lender; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Administrative Agent in its sole discretion shall permit such assignee or participant to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Administrative Agent). Each Lender, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Administrative Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of, or exemption from, U.S. withholding tax, the Administrative Agent shall be entitled to withhold U. S. federal income taxes at the full withholding rate unless the Lender, assignee or participant establishes pursuant to the foregoing that it is entitled to an exemption or that it is subject to a reduced rate or, if in its reasonable judgment the Administrative Agent is not required to do so under the due diligence requirements imposed upon a withholding agent under ss.1.1441-7(b) of the Regulations. The Administrative Agent shall be indemnified under ss.1.1461-1(e) of the Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under ss.1441 of the Internal Revenue Code.

10.18    Joinder of Guarantors.

     Any Significant Subsidiary of the Borrower which is required to become a Guarantor pursuant to Section 7.2.6 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 6.1 [Conditions to Closing] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect a Prior Security Interest to the Administrative Agent for the benefit of the Lenders in all of the equity interests of such Subsidiary and in all Collateral held by such Subsidiary. The Borrower shall deliver such Guarantor Joinder and related documents to the Administrative Agent within thirty (30) Business Days after the end of the fiscal quarter in which such Subsidiary of the Borrower becomes a Significant Subsidiary. In addition, Canyon Fuel (assuming it is a Significant Subsidiary) shall join the Loan Documents as a Guarantor at such time as the Borrower can unilaterally, under the terms of the Canyon Fuel LLC Agreement, cause such joinder to occur.

10.19    Register.

     The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its address for notices referred to at Section 10.6 [Notices] a register (the "Register") and an account for each Lender in which the Administrative Agent will record the names and addresses of the Lenders and the Commitments of, and principal amount of the Term Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Commitments and the Term Loans recorded therein for all purposes of this Agreement; provided, however that the failure of the Administrative Agent to maintain the Register or an account for any Lender shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans made to the Borrower by such Lender in accordance with the terms of this Agreement. An assignment of any Term Loan shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of a Term Loan evidenced by a Term Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Term Note evidencing such Term Loan, accompanied by a duly executed Assignment and Assumption Agreement, and thereupon one or more new Term Notes in the same aggregate principal amount shall be issued by the Borrower in the appropriate amount(s) to the designated assignee and the assigning Lender, if such Lender retains any portion of its Term Loans, and the old Term Notes shall be returned by the Administrative Agent to the Borrower marked "replaced". The Administrative Agent shall maintain a copy of each Assignment and Assumption Agreement delivered to it as part of the Register. The Register shall be available for inspection by the Borrower, and the Lenders and their representatives (including counsel and accountants), at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed Assignment and Assumption Agreement executed by an assigning Lender and an assignee and meeting the requirements set forth in Section 10.11.2 [Assignments and Participations by Lenders] hereof, the Administrative Agent shall (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Lenders. Notwithstanding anything to the contrary contained herein, no assignment under Section 10.11.2 shall be effective unless and until the Administrative Agent shall have recorded such assignment in the Register.
The Administrative Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to Section 10.11.2 and such other documents as the Administrative Agent may reasonably request.

10.20    Amendment and Restatement.

     This Agreement amends and restates in its entirety the Original Credit Agreement; and, Borrower confirms that the Original Credit Agreement, the Collateral Documents, the other Loan Documents and the Collateral for the Obligations thereunder (as all such capitalized terms are defined in the Original Credit Agreement) have at all times, since the date of the execution and delivery of such documents, remained in full force and effect and continued to secure such obligations which are continued as the Obligations hereunder as amended hereby; and, all such Collateral (as defined in the Original Credit Agreement), pursuant to the Collateral Documents hereunder shall continue to secure the Obligations hereunder. The Term Loans hereunder are a continuation of the Term Loans under (and as such term is defined in) the Original Credit Agreement and are amended to consist of Tranche A Term Loans and Tranche B Term Loans. Borrower and Administrative Agent acknowledge and agree that the amendment and restatement of the Original Credit Agreement by this Agreement is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Original Credit Agreement and other Loan Documents thereunder or the collateral security therefor and this Agreement and the other Loan Documents are entitled to all rights and benefits originally pertaining to the Original Credit Agreement and the other Loan Documents (as such term is defined therein).

                         [SIGNATURES APPEAR ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


ATTEST:                                 ARCH WESTERN RESOURCES, LLC


/s/ Janet L. Horgan                    By:  /s/ Robert J. Messey
Name:  Janet L. Horgan                 Name:  Robert J. Messey
Title: Secretary                       Title: Vice President r


[Seal]

                                        PNC BANK, NATIONAL ASSOCIATION
                                        individually and as Administrative Agent



                                        By: /s/ Richard C. Munsick
                                                Richard C. Munsick
                                                Managing Director



                                        JP MORGAN CHASE BANK, individually and
                                        as Syndication Agent



                                        By: /s/ Peter S. Predun
                                                Vice President



                                        CITIBANK, N.A., individually and as
                                        Documentation Agent



                                        By: /s/ Raymond G. Dunning
                                                Raymond G. Dunning
                                                Managing Director



                                        CREDIT LYONNAIS NEW YORK BRANCH,
                                        individually and as Documentation
                                        Agent



                                        By: /s/ Attila Koc
                                            Senior Vice President



                                        U.S. BANK NATIONAL ASSOCIATION,
                                        individually and as Documentation Agent




                                        By:  /s/ Eric Hartman
                                                 Eric Hartman
                                                 Vice President

                                        BANK LEUMI USA



                                        By:  /s/ Joung Hee Hong
                                                 Joung Hee Hong
                                                 Vice President



                                        BNP PARIBAS



                                        By:  /s/ Evans R. Swann
                                                 Evans R. Swann
                                                 Director

                                             /s/ Polly Schot
                                                 Polly Schot
                                                 Vice President



                                         CREDIT INDUSTRIEL ET COMMERCIAL



                                        By:  /s/ Brian O'Leary
                                                 Brian O'Leary
                                                 Vice President

                                             /s/ Anthony Rock
                                                 Anthony Rock
                                                 Vice President



                                        ERSTE BANK



                                        By:  /s/ Gregory Aptman
                                             Gregory Aptman
                                             Vice President

                                        By:  /s/ John Runnion
                                             Managing Director



                                        FLEET NATIONAL BANK



                                          By: /s/ Jeffrey H. Rathkamp
                                                  Vice President




                                        GENERAL ELECTRIC CAPITAL CORPORATION



                                        By:  /s/ William S. Richardson
                                                William S. Richardson
                                                Duly Authorized Signatory



                                        KZH CNC LLC



                                        By:  /s/ Susan Lee
                                                Susan Lee
                                                Authorized Agent

                                        KZH CYPRESSTREE-1 LLC



                                        By: /s/ Susan Lee
                                                Susan Lee
                                                Authorized Agent



                                        KZH ING-2 LLC



                                        By:  /s/ Susan Lee
                                                Susan Lee
                                                Authorized Agent



                                        KZH PONDVIEW LLC



                                        By:  /s/ Susan Lee
                                                Susan Lee
                                                Authorized Agent



                                        KZH STERLING LLC



                                        By: /s/ Susan Lee
                                                Susan Lee
                                                Authorized Agent



                                        KZH WATERSIDE LLC



                                        By: /s/ Susan Lee
                                                Susan Lee
                                                Authorized Agent



                                           MIZUHO CORPORATE BANK LIMITED



                                          By: /s/ Nobuyasu Fukatsu
                                                  Nobuyasu Fukatsu
                                                  Senior Vice President



                                          NATIONAL CITY BANK



                                        By: /s/ Jennifer R. Hammarlund
                                                Jennifer R. Hammarlund
                                                Assistant Vice President

                                        PRINCIPAL LIFE INSURANCE COMPANY



                                        By: /s/ Jon C. Heiny
                                                Jon C. Heiny
                                                Counsel

                                        By: /s/ JoEllen J. Watts
                                                JoEllen J. Watts
                                                Counsel



                                         THE BANK OF NEW YORK



                                           By:  /s/ Craig J. Anderson
                                                    Craig J. Anderson
                                                    Vice President




                                        THE SUMITOMO TRUST & BANKING CO.
                                          LTD., NEW YORK BRANCH



                                        By: /s/ Elizabeth A. Quirk
                                                Elizabeth A. Quirk
                                                Vice President



                                        THE TRAVELERS INSURANCE COMPANY




                                        By:  /s/ Robert M. Mills
                                                Robert M. Mills
                                                Investment Officer



                                        TORONTO DOMINION (NEW YORK) INC.




                                        By:  /s/ Gwen Zirkle
                                                Gwen Zirkle
                                                Vice President




                                          WACHOVIA BANK, NATIONAL ASSOCIATION



                                            By:  /s/ David L. Driggers
                                                     David L. Driggers
                                                     Managing Director